                                                                   EXHIBIT 10.46


                                 LOAN AGREEMENT


      THIS LOAN AGREEMENT is made as of the 13 day of June, 1991, by and between CAPITAL CONSULTANTS, INC., Agent, an Oregon corporation ("Lender"), and CROSSINGS INTERNATIONAL CORPORATION ("Borrower").

Recitals.

         A. Borrower proposes to purchase certain improved real property in the City of Loma Linda, San Bernardino County, California (the "Real Property"), which is more particularly described in Exhibit A, and to operate the housing facility located on the Real Property.

         B. Pursuant to a commitment letter dated March 25, 1991, and accepted by Borrower March 28, 1991 (the "Commitment") and subject to satisfaction of the conditions therein stated, Lender has agreed to lend to Borrower the sum of $1,400,000 for purposes of acquiring the Real Property, and to accept, as security for the loan, a subordinated interest in the Real Property, improvements and associated personal property, subject, however, to receiving, in consideration therefor, an option to participate in the revenues generated by the Real Property and in any profit earned on the sale thereof, and subject to the further terms, conditions and provisions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree:

Section 1. Definitions.

         Terms with initial capitals used herein shall have the meanings given them in this Section 1 or elsewhere where such term first appears in this Loan
Agreement:

         1.1 Assignment of Leases shall mean that certain Assignment of Leases and Rents of even date herewith, given by Borrower to Lender, and all modifications and amendments thereof or thereto, or extensions thereof.

         1.2 Closing shall mean the close of the escrow for the Loan, which shall take place upon recordation of the Initial Deed of Trust. At the Closing, the Loan funds will be advanced to or for the benefit of Borrower.

         1.3 Collateral shall have the meaning given that term in the Security Agreement.

         1.4 Commitment shall have the meaning given that term at Recital B hereof.

         1.5 Deed of Trust shall mean the Initial Deed of Trust and the Replacement Deed of Trust.

         1.6     Event of Default shall have the meaning given it at Section
8.1.

         1.7 Financial Statements of Borrower shall mean, for or as of the end of the fiscal period specified therein, Borrower's (a) balance sheet, and
(b) statements of income, of changes in stockholders' equity and of changes in financial position, in each case together with all notes and schedules thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently with past periods, and certified by an independent public accountant acceptable to Lender, as fairly presenting the financial condition, results of operations and changes in Borrower's financial position, such certification to contain no qualifications concerning the scope of the audit and only such other qualifications as are acceptable to Lender.

         1.8     First Lien Lender shall mean Guardian Savings and Loan
Association.

         1.9 First Loan shall mean a loan in the amount of not more than $6,205,000.00, repayment of which is secured by a first priority deed of trust encumbering the Real Property.

         1.10 First Loan Note shall mean a promissory note or other evidence of indebtedness given by Borrower to the First Lien Lender and evidencing the First Loan, and all modifications, amendments and replacements thereof or thereto, or extensions thereof.

         1.11 Guarantee shall mean a guarantee of the obligations evidenced by this Agreement and the other Loan Documents executed by Richard A. Boehlke and delivered to Lender pursuant to Section 5.3(g).

         1.12 Indemnity shall mean that certain Hazardous Substances Indemnity of even date herewith, given by Borrower to Lender, and all modifications or amendments thereof or thereto, or extensions thereof.

         1.13 Initial Deed of Trust shall mean that certain Deed of Trust and Security Agreement of even date herewith, given by Borrower to Lender, and all modifications or amendments thereof or thereto, or extensions thereof.

         1.14 Initial Note shall mean that certain promissory note of even date herewith, given by Borrower to Lender, and all modifications or amendments thereof or thereto, or extensions thereof.

         1.15 Loan shall mean the $1,400,000.00 advanced by Lender to Borrower pursuant to this Loan Agreement.

         1.16 Loan Agreement shall mean this Loan Agreement, and all modifications or amendments hereto.

         1.17 Loan Document(s) shall mean the Deed of Trust, the Note, this Loan Agreement, the Assignment of Leases, the Indemnity, the Security Agreement and all financing statements or other documents or instruments executed and/or filed in connection therewith, related thereto or to the Loan.

         1.18    Note shall mean the Initial Note and the Replacement Note.

         1.19 Permitted Encumbrances shall have the meaning given that term at Section 5.1 of the Deed of Trust.

         1.20 Project shall mean a 140-unit assisted care housing facility containing approximately 107,835 square feet, consisting of 48 studio units, 90 one-bedroom units and two two-bedroom units supported by common, social, recreational and service areas.

         1.21 Property shall have the meaning given that term in the Deed of Trust.

         1.22 Real Property shall have the meaning given that term at Recital A hereof.

         1.23 Replacement Deed Of Trust shall mean a Deed of Trust substantially in the form of Exhibit C, executed by Borrower and delivered to Lender pursuant to Section 6.3.

         1.24 Replacement Note shall mean a promissory note substantially in the form of Exhibit B, executed by Borrower and delivered to Lender pursuant to
Section 6.3, and all replacements, substitutions, modifications, renewals and extensions thereof or thereto.

         1.25 Security Agreement shall mean a Security Agreement, Assignment of Contract Rights and Receivables of even date herewith, given by Borrower to Lender, and all modifications or amendments thereof or thereto, or extensions thereof.

         1.26 Subordination Agreement shall mean a Consent and Subordination Agreement, substantially in the form of Exhibit D, executed by the First Lien Lender.

Section 2.  The Loan.

         2.1 Amount and Terms of Loan. Upon and subject to the terms, conditions and covenants contained herein and in the Loan Documents, which are incorporated in this Agreement by this reference, Lender shall loan to Borrower and Borrower shall borrow from and repay to Lender, with interest, $1,400,000.00.

         2.2 Application of Proceeds. The proceeds of the Loan will be applied to pay:

                 (a) The purchase price for the Property and all closing costs incident thereto; and

                 (b) The Loan expenses described in Section 4.13 including, without limitation, Lender's Loan fee in the amount of $66,975.00.

 Disbursement of the Loan funds shall be made in accordance with this Agreement.

Section 3. Borrower Representations and Warranties.

         Borrower represents and warrants to and for the benefit of Lender, which representations and warranties shall be deemed remade on and as of the closing date and on and as of the date upon which Lender exercises the option granted at Section 7:

         3.1     Truth of Representations and Warranties in Deed of Trust.
Each of the representations and warranties made by Borrower at Section 5 of the Deed of Trust, as grantor thereunder, is true and accurate, and is complete in all material respects.

         3.2 Qualification To Do Business. Borrower is registered or qualified to do business in the jurisdiction where the Property or Collateral is located, and is in good standing or in existence, as applicable, in such jurisdiction.

         3.3 Taxes. Borrower has filed all federal, state, and local income tax returns required to have been filed by Borrower, and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments on real or personal property received by Borrower, except only those local taxes where any such failure to file or pay amounts due would not have a material adverse effect on Borrower's business, finances or operations. Borrower does not know of any basis for additional assessment with regard to any such tax.

         3. 4    Consents and Governmental Approvals. The execution, delivery and performance by Borrower of the Loan Documents, and Lender's exercise of any remedy available to it thereunder, do not and will not require any consent or approval of any person or entity, other than the First Lien Lender, the Second Lien Lender and the Third Lien Lender. No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of the Loan Documents.

         3.5 Other Security Interests. There does not exist any pledge, mortgage, lien, hypothecation or assignment for security affecting the Property or the Collateral, whether now owned or hereafter acquired, except for any such pledge, mortgage, lien, hypothecation or assignment for security constituting a Permitted Encumbrance.

         3.6 Truth of Other Statements, Representations and Warranties. No written statement, financial or otherwise, made by Borrower to Lender in connection with this Agreement, or in connection with the Commitment or other Loan Documents, contains any untrue statement of a material fact or omits a material fact necessary to make the statements made therein not misleading. All financial statements given by Borrower to Lender in connection with this Agreement, the Commitment or the other Loan Documents have been prepared in accordance with generally accepted accounting principles applied consistently with past periods and fairly present the financial condition of the parties or entities covered by each such statement as of the date of such statement. Since the date thereof, neither Borrower nor any such party or entity has experienced any material adverse change in its finances, business, operations, affairs or prospects. To the best knowledge of Borrower, there is no fact concerning Borrower that Borrower has not disclosed to Lender in writing that materially and adversely affects, nor, so far as Borrower can foresee, is reasonably likely to prove to affect materially and adversely, the business, operations, assets, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of Borrower to perform its obligations under the Loan Documents.

Section 4. Borrower's Covenants.

         Borrower covenants with and for the benefit of Lender that, unless Lender otherwise consents in writing and so long as any amount remains outstanding under the Note, or any other obligation under any Loan Document remains to be performed:

         4.1 Grant of Additional Security Interests. Borrower shall not pledge, mortgage, lien, hypothecate or assign for security, or suffer the creation or existence of any pledge, mortgage, lien, hypothecation or assignment for security (together, a "Lien") of, the Property or the Collateral, except that Borrower may create or suffer to be created or exist the Permitted Encumbrances.

         4.2 Misrepresentations. Borrower shall not make to Lender, and Borrower shall not furnish to Lender any certificate or other document that contains any untrue statement of a material fact, nor shall any such certificate or other document omit a material fact necessary to make the statements made therein not misleading.

         4.3 Financial Statements. On or before March 31 of each year, commencing March 31, 1992, Borrower shall deliver to Lender its unaudited Financial Statements pertaining to the Property for the preceding year ended December 31.

         4.4 Additional Information. Borrower shall promptly furnish to Lender such other information and data with respect to Borrower as Lender from time to time may reasonably request.

         4.5 Preservation or Existence. Borrower shall preserve and maintain its existence, licenses, rights, franchises and privileges in the jurisdiction of its formation and where the Property or the Collateral is located and all material authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any governmental agency that are necessary for the transaction of its business, and qualify and remain qualified to transact business where the Property or the Collateral is located.

         4.6 Compliance With Laws. Borrower shall comply with the requirements of all applicable laws, and orders of any governmental agency, noncompliance with which could materially adversely affect the business, operations or condition (financial or otherwise) of Borrower, except that Borrower need not comply with a requirement then being contested by it in good faith by appropriate proceedings so long as no interest of Lender would be materially impaired thereby.

         4.7 Compliance With Agreements, Duties and Obligations. Borrower shall promptly and fully comply with all its agreements, duties and obligations under the Loan Documents, and promptly and fully comply with all material duties and obligations under any other material agreements, indentures, leases or instruments to which it is a party.

         4.8 Payment of Taxes and Claims. Borrower shall pay, before they become delinquent:

                 (a) All taxes, assessments and governmental charges or levies imposed upon Borrower or upon the assets of Borrower; and

                 (b) All claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons that, if unpaid, might result in the creation of a lien upon any assets of Borrower; provided, however, that none of the foregoing need to be paid while being contested in good faith so long as Borrower's title to, and its right to use, its assets is not materially adversely affected thereby, and so long as adequate reserves are maintained for such claims.

         4.9 Inspection. Borrower shall permit Lender, upon notice to Borrower, to examine or audit Borrower's books of account and records and to copy and take extracts therefrom and to discuss Borrower's affairs, finances or accounts, and to be advised as to the same by the officers of Borrower, in such detail and through such agents and representatives as Lender may desire, all at such reasonable times and as often as may be reasonably requested.

         4.10 Notice of Default. Borrower shall promptly notify Lender if it learns that an Event of Default has occurred, and shall specify with particularity the nature of such Event of Default, the period of existence of such Event of Default, and the actions Borrower is taking or proposes to take with respect thereto.

         4.11 Disclosure of Material Litigation. Borrower shall promptly notify Lender of any litigation or other action, suit or proceeding, before any court or governmental agency, to which Borrower is a party if the amount at risk in connection therewith that is not fully covered by insurance exceeds $100,000.00, or if, in the reasonable opinion of Borrower, such litigation otherwise is material. Thereafter, Borrower shall keep Lender apprised of the status of such litigation or other such action, suit or proceeding in such manner as Lender may request.

         4.12 Maintenance of Properties; Insurance. Borrower shall maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) the Collateral or all assets used in the operations of Borrower at the Property, and Borrower shall from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

         4.13 Costs and Fees. Borrower shall pay or reimburse Lender, upon demand, all of Lender's reasonable out-of-pocket costs and expenses, to the extent incurred by Lender in connection with the negotiation, preparation, review, carrying out, amendment, waiver, refinancing, restructuring, reorganization and enforcement of, and collection pursuant to, this Agreement, the other Loan Documents, the Closing, any advance or disbursement of Loan proceeds, any substitution of security under this Agreement the Deed of Trust or the Security Agreement and any amendment of any financing statement made or given pursuant to this Agreement the Deed of Trust or the Security Agreement including, without limitation, Lender's reasonable attorneys' fees; fees of Lender's certified public accountants and other outside experts; credit reports; appraisal fees; lien searches; escrow charges; recording or filing fees; insurance premiums; inspection, due diligence and/or audit fees before Loan closing and periodically during the term of the Loan; and any and all other expenses or charges incurred in connection with the Loan.

         4.14 Additional Acts. In addition to the acts that Borrower is obligated to perform under this Agreement, or under any of the other Loan Documents, Borrower shall from time to time perform, execute and deliver to Lender any and all such further acts, additional documents, or further assurances as may be necessary or proper to: (a) implement the intent of the parties to this Agreement; (b) correct any errors in this Agreement, or any of the other Loan Documents; (c) assure Lender of the validity and priority of the liens it holds pursuant to the various documents securing the Loan; (d) create, perfect, preserve, maintain and protect the liens and security interests created or intended to be created by the Loan Documents; or (e) provide the rights and remedies to Lender that are contemplated by the Loan Documents.

         4.15 Indemnification. Borrower shall indemnify and defend Lender against, and hold Lender harmless of and from, any and all losses, liability, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and court costs, whether incurred at the trial, appellate or administrative levels) that Lender may suffer or incur, or to which Lender may be subjected, by reason of, arising out of, or in connection with:

                 (a) any default, breach, alleged default, or alleged breach by Borrower under any Loan Document, any untrue statement or allegedly untrue statement contained in or made in connection with any Loan Document, or the omission from the Loan Documents of any fact required, or allegedly required, to be stated therein, or that is necessary (or allegedly necessary) to make the statement therein not misleading; and

                 (b) any violation or breach by Borrower or any of its agents, servants, employees or licensees of any of the terms and provisions of this Agreement or any of the other Loan Documents.

         Upon demand by Lender, Borrower shall defend any action or proceeding brought against Lender in connection with any of the foregoing, or Lender may elect to conduct its own defense at the reasonable expense of Borrower. In any event, Borrower shall reimburse Lender in full for all costs reasonably incurred investigating, preparing or defending against any action or proceeding, commenced or threatened, in connection with any of the foregoing matters, or incurred in settlement of any such action or proceeding (whether commenced or threatened).

         4.16 Maximum Debt. At no time shall the total principal indebtedness outstanding under the Note plus the principal amount outstanding under any other obligation secured by the Property including, without limitation, the First Loan Note exceed $7,605,000.00.

         4.17 Incorporation and Other Covenants. All of Borrower's covenants contained in the other Loan Documents including, without limitation, the Deed of Trust, and in the Commitment, are incorporated herein by reference. In the event of any inconsistency between provisions of the Loan Documents and the Commitment, the provisions contained in the Loan Documents shall govern.

Section 5. Conditions to Closing and Disbursements.

         Lender's obligation to close the Loan, and to advance the Loan proceeds pursuant to Section 6, is subject to satisfaction of all of the following conditions, any one or more of which Lender may waive in writing:

         5.1 Truth of Representations and Warranties. All of Borrower's representations and warranties contained in this Agreement, in any Loan Document and in any other certificate, instrument or document submitted by Borrower to Lender in connection with the making of the Loan shall be true and accurate in all material respects.

         5.2 Satisfaction of Conditions to Funding Set Forth in the Commitment. Each of the Conditions to Lender's obligations to fund the Loan set forth in the Commitment shall have been satisfied. Without limiting the generation of the foregoing, Borrower shall have delivered to Lender all of the preclosing documentation described in and required by the Commitment that is not otherwise required to be delivered to Lender pursuant to this Agreement.

         5.3 Loan Documents. Borrower shall have executed and delivered to Lender, or caused to be executed and delivered to Lender by the party or parties thereto, the following documents, each of which shall be in form and substance satisfactory to Lender:

                 (a)      This Loan Agreement.

                 (b)      The Initial Note.

                 (c)      The Initial Deed of Trust.

                 (d)      The Assignment of Leases.

                 (e)      The Indemnity.

                 (f)      The Security Agreement.

                 (g)      The Guarantee.

                 (h)      The Subordination Agreement.

                 (i) UCC Financing Statements covering all leases, fixtures, equipment, furnishings, and personal property used or to be used in connection with the operation and use of the Property or Project.

         5.4 Date of Closing. The Closing shall have occurred on or before the expiration date of the Commitment.


         5.5 Deliveries. Borrower shall have delivered each of the following to Lender, each of which shall be in form and substance satisfactory to Lender:

                 (a) Title Insurance. A current mortgagee's policy of title insurance, with extended coverage and such further endorsements as Lender may request, in favor of Lender in the amount of $1,400,000.00, insuring that the Deed of Trust is a first lien on the Property subject only to the Permitted Encumbrances, including the terms and provisions of the Subordination Agreement and of any instrument or document given priority over the Deed of Trust by the Subordination Agreement.

                 (b) Insurance. Evidence that the insurance required by the Deed of Trust is in full force and effect.

                 (c) Survey. Three copies of a current certified survey of the Property, prepared by a surveyor licensed in the State of California, containing a correct legal description and showing, as applicable, interior lot lines, the location of easements, improvements, parking areas, utilities, and adjoining streets, the distance to and name of the nearest intersecting streets, compliance with applicable setback and other zoning regulations, ingress and egress to streets and parking areas, and such other detail as Lender may require.

                 (d) Affiliation Agreement. An Agreement between Borrower and Loma Linda Community Hospital (or with such other medical association, organization, or institution as may be acceptable to Lender) (the "Hospital"), whereby the Hospital and/or its affiliated physicians (a) agree to make appropriate patient referrals to the Project and (b) are granted an option, which option (i) may be exercised during the period commencing an the fourth annual anniversary of the Closing date and ending on the Fifth annual anniversary of the Closing date (the "Exercise Term"), and (ii) entitles the Hospital to purchase the Project and Property for a price determined by applying a capitalization rate of 10.75% to the revenues of the Project during the year preceding the Exercise Term.

         5.6 Interest and Principal Under First Loan Note. Borrower shall have paid, to the date of Closing, all interest accrued under and all principal due pursuant to the First Loan Note.

         5.7 Condemnation and Casualties. There shall have been no claim, suit or proceeding for condemnation or eminent domain filed or threatened against all or any part of the Property and no casualty to all or any part of the Property.

         5.8 Acquisition of Real Property. Borrower shall have acquired the Real Property concurrently with Closing of the Loan.

Section 6. Lender's Option.

         6.1 Grant. In consideration of Lender's willingness to make the Loan, and to subordinate its rights and interests created hereunder and under the other Loan Documents, Borrower hereby grants to Lender the option to require Borrower to replace and supersede the Initial Note and the Initial Deed of Trust with the Replacement Note and Replacement Deed of Trust (the "Option).

         6.2 Option Term. Lender shall have the right to exercise the Option at any time from the date of Closing through the date upon which the principal balance and all outstanding interest under the Initial Note shall have been paid in full. Without limiting the generality of the foregoing, Lender shall be entitled to exercise the Option for sixty (60) days following any notice of prepayment given by Borrower to Lender pursuant to Section 4.1 of the Initial Note and, following any such exercise, the prepayment provisions of the Replacement Note shall control any prepayment made by Borrower pursuant to such notice.

         6.3 Exercise. Lender may exercise the Option by delivering to Borrower a written notice of exercise. No later than ten (10) business days following Borrower's receipt of such written notice, Borrower shall execute and deliver to Lender the Replacement Note and Replacement Deed of Trust and shall

                 (a) cause to be delivered to Lender a current mortgagee's policy of title insurance, with extended coverage, in favor of Lender in an amount equal to the original principal obligation of the Replacement Note, insuring that the Replacement Deed of Trust is a first lien on the Property subject only to the Permitted Encumbrances, including the terms and provisions of the Subordination Agreement and of any instrument or document given priority over the Replacement Deed of Trust by the Subordination Agreement; and

                 (b)      pay or cause to be paid all of the costs described at
Section 4.13 accrued to the date such title insurance policy is issued.

Section 7. Closing.

         At the Closing, and provided that all of the conditions to funding the Loan set forth in this Agreement have been satisfied or waived, the Loan will be funded by disbursement to or for the benefit of Borrower of $1,400,000.00.

Section 8. Default; Remedies on Default.

         8.1 Events of Default. Unless waived in writing in the manner described in Section 9, any of the following events shall be an Event of
Default:

                 (a) If Borrower shall apply the funds advanced under and pursuant to the Note, or any portion thereof, to any purpose other than as permitted by Section 2.2.

                 (b) If for any payment due under the Note or any other Loan Document, the entire amount due (including principal, interest and any applicable premiums and late charges) is not paid within five (5) days of the date upon which notice of default in the making of such payment was given to Borrower.

                 (c) If there occurs an Event of Default under any of the Loan Documents as the term Event of Default is defined in any such Document.

                 (d) If the Replacement Note and Replacement Deed of Trust have not been executed and delivered to Lender, and if the policy of title insurance referred to at Section 7.3(a) has not been issued to Lender, within ten (10) business days following the date upon which Borrower received Lender's notice of exercise given pursuant to Section 7.3.

                 (e) If any representation made herein, under any Loan Document or under any other document or instrument delivered by Borrower to Lender in connection herewith or pursuant hereto, or in connection with any advance under the Note, shall be false in any material respect when made, or if any warranty made herein, under any Loan Document or under any other document or instrument delivered by Borrower to Lender in connection herewith or pursuant hereto, or in connection with any advance under the Note, shall be breached in any material respect.

                 (f) If Borrower shall breach any covenant contained at Sections 4.10 or 4.16.

                 (g) If a default shall occur under any document or instrument given priority over the Deed of Trust including without limitation, any document or instrument given to secure the First Loan.

                 (h) If any of the following should occur: (i) Borrower becomes insolvent, makes a transfer in fraud to, or an assignment for the benefit of, creditors, or admits in writing its inability, or is unable, to pay debts as they become due; or (ii) a receiver, custodian, liquidator or trustee is appointed for all or substantially all of the assets of Borrower or Borrower's accounts receivable in any proceeding brought by Borrower, or any such receiver or trustee is appointed in any proceeding brought against Borrower or any portion of Borrower's accounts receivable and such appointment is not promptly contested or is not dismissed or discharged within 120 days after such appointment, or Borrower consents or acquiesces in such appointment; or (iii) Borrower files a petition for relief under the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or (iv) a petition against Borrower is filed commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within 120 days after the filing thereof; or (v) any composition, rearrangement, liquidation, extension, reorganization or other relief of debtors now or hereafter existing is requested by Borrower; or (vi) Borrower is dissolved or liquidated or all or substantially all of the assets of Borrower are sold or otherwise transferred.

                 (i) If Borrower shall fail to perform any other obligation under this Loan Agreement within thirty (30) days after notice from Lender specifying the nature of the failure or default or, if the failure or default cannot be cured within thirty (30) days, failure within such time to commence and pursue with reasonable diligence curative action. No notice of default and opportunity to cure shall be required or given if during the preceding twelve (12) calendar months Lender has sent a notice to Borrower concerning a default in performance of the same obligation.

         8.2 Lender's Remedies on Default. Upon the occurrence of any Event of Default, in addition to exercising any remedy available to Lender at law, in equity or in any other Loan Document, and without impairing any of the Lender's rights, powers or privilege under this Agreement or under any other Loan Document, Lender may do all or any of the following:

                 (a) Accelerate the maturity of the Note and demand payment of the principal sums due thereunder, with interest, late charges and prepayment premiums, and, in default of said payment or any part thereof, bring action on the Note and/or foreclose the Deed of Trust;

                 (b)      Exercise the Option;

                 (c)      Cancel this Agreement without notice to Borrower;

                 (d) Institute appropriate proceedings to specifically enforce performance of this Agreement; and

                 (e) Withhold further disbursements, if any, under this Agreement.

         Lender may exercise its rights and remedies in any order or manner that Lender may determine in its sole discretion. Regardless of how Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's obligations hereunder and under the Note, payments and proceeds of collateral received following an acceleration of the amounts payable under the Loan Documents shall be applied, first, to the costs and expenses of Lender, second, to the payment of accrued and unpaid interest due under the Loan Documents to and including the date of such application, third, to the payment of all unpaid principal amounts due under the Loan Documents, and fourth, to the payment of all other amounts (including fees) then owing to Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at law or in equity.

Section 9. Integration.

         This Loan Agreement constitutes the full agreement of the parties with respect to the Loan and supersedes all prior written or oral negotiations, letters of intent or agreements with respect thereto. Borrower acknowledges that no loan officer or administrator of Lender shall have any authority to make an oral modification, consent, waiver, extension or amendment of this Agreement or of any Loan Document, or to agree orally to forebear from taking some action pursuant thereto, and Borrower shall not be entitled to rely upon any such oral consent, waiver, modification, agreement or statement, if made. The Loan Documents and all instruments referred to therein or herein or executed or delivered in connection herewith or therewith can be extended, modified or amended, and a consent or waiver thereunder or thereto can be given or made, only if in writing and only if signed by the President or a Vice President of Lender.

Section 10. Attorneys' Fees.

         Should any litigation be commenced between the parties concerning this Loan Agreement or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to receive from the losing party a reasonable sum as and for its attorneys' fees, at trial and on appeal, said amount to be set by the court before which the matter is heard.

Section 11. Notices.

         All notices, requests, demands and other communications required or permitted under this Agreement shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery, by certified United States Mail, postage prepaid and return receipt requested, or telegram sent to the intended addressee, each addressed as follows, or by telecopy addressed to the intended addressee and transmitted to the following number:

         If to Borrower:          Crossings International Corporation
                                  4303 Ruston Way
                                  Tacoma, Washington 98402
                                  Telecopy:  (206) 752-8025
                                  Attn:  Richard W. Boehlke, President

         With a copy to:          Appel & Glueck, P.C.
                                  2500 Seattle Tower
                                  1218 Third Avenue
                                  Seattle, Washington 98101
                                  Telecopy:  (206) 625-1807
                                  Attn:  William N. Appel, Esq.

         If to Lender:            Capital Consultants, Inc., Agent
                                  2300 S.W. First Avenue
                                  Portland, Oregon 97201
                                  Telecopy:  (503) 241-0207
                                  Attn:  Jeffrey L. Grayson, President

         With copy to:            Lane Powell Spears Lubersky
                                  520 S.W. Yamhlll, Suite 800
                                  Portland, Oregon 97204
                                  Telecopy:  (503) 224-0388
                                  Attn: Robin B. Parisi

or to such other address or number as the intended addressee may have given to the other party in writing in the manner set forth above. Such notices, requests, demands and other communications shall be deemed given when actually received or, if earlier, (a) in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified United States mail, three days after deposit therein, or (c) in the case of telecopy, the date upon which the transmitting party received confirmation of receipt by telecopy, telephone or otherwise. No notice to or demand on Borrower shall in any case, of itself, entitle Borrower to any other or further notice or demand in similar or other circumstances.

Section 12.  Governing Law.

         Lender's principal place of business is in Oregon, this Loan Agreement has been negotiated and signed in Oregon and shall be enforced and construed in accordance with the laws of Oregon.

Section 13. Counterparts.

         This Agreement may be signed by the parties in different counterparts and the signature pages combined shall create a document binding on all parties.

Section 14. Survival of Representations, Warranties and Covenants,

         All of the representations, warranties and covenants contained herein or in any statement, certificate or other instrument furnished (or to be furnished) by Borrower pursuant to this Loan Agreement shall survive the Closing and shall not be affected by any investigation, verification or approval by Lender or by anyone on behalf of Lender.

Section 15. Time.

         Time is of the essence of this Loan Agreement, it being understood that each date set forth herein, particularly the Completion Date, and the obligations of the parties to be satisfied by such date, have been the subject of specific negotiation by the parties.

Section 16. Exhibits.

         The Exhibits below listed and referred to in this Loan Agreement are incorporated herein by the respective references to them as if set forth in full at such points.

         Exhibit A        -       Real Property Description
         Exhibit B        -       Replacement Note
         Exhibit C        -       Replacement Deed of Trust
         Exhibit D        -       Subordination Agreement

         IT WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                  CAPITAL CONSULTANTS, INC., Agent


                                  By /s/
                                     ------------------------------
                                  Title  Vice President
                                        ---------------------------

                                             "Lender"


                                  CROSSINGS INTERNATIONAL CORPORATION


                                  By /s/
                                     ------------------------------
                                  Title  President
                                       ----------------------------

                                             "Borrower"

                                   EXHIBIT A

                           Real Property Description

Parcel No. 1, Parcel Map No. 7277, in the County of San Bernardino, State of California, as per Map Recorded in Book 83 of Parcel Maps, Page(s) 24, in the Office of the County Recorder of said County.

                                   Exhibit B
                               to Loan Agreement




                                PROMISSORY NOTE



$___________________                                           Portland, Oregon
[not less than $640,000.00]                                    ___________, 19__


         FOR VALUE RECEIVED, CROSSINGS INTERNATIONAL CORPORATION ("Borrower"), promises to pay to the order of CAPITAL CONSULTANTS, INC., Agent ("Lender"), the principal sum of [not less than $640,000.00], together with Minimum Interest (defined at Section 1) and Additional Interest (defined at Section 1), the same to be paid in lawful money of the United States of America. Principal, interest, late charges and any other amount payable hereunder to Lender are payable at the office of Capital Consultants, Inc., Capital Center, 2300 S.W. First Avenue, Portland, Oregon 97201, or such other place as Lender may direct.

         This Promissory Note ("Note") replaces and supersedes in its entirety that certain promissory note given by Borrower to Lender, dated ______________, 1991, in the original principal amount of $1,400,000.00 and is made on the following terms and conditions:

         1. Definitions. As used herein, the following terms shall have the following meanings:

                 1.1 "Acceleration" shall mean acceleration or other prepayment in full of the obligations evidenced by this Note, whether pursuant to Section 3.1 in the case of a prepayment, Section 5.1 in an Event of Default or pursuant to other provisions of this Note the Deed of Trust or the Loan Agreement or by reason of destruction or condemnation of the Property.

         1.2 "Additional Interest" shall mean a monthly amount equal to a percentage of the Gross Receipts of the Project during each calendar month as specified at Section 2.2.1, adjusted as provided in

Section 2.2.1.

         1.3 "Deed of Trust" shall mean that certain Deed of Trust and Security Agreement of even date herewith, covering certain real and personal property in San Bernardino County, California, given by Borrower, as grantor, to Guardian Savings and Loan Association, as trustee, for the benefit of Lender, to secure the obligations evidenced by this Note.

         1.4 "Fair Market Value" of the Project shall mean the value of the Project as of the applicable Maturity Date or Prepayment Date, and

                 (a) shall be agreed upon by Borrower and Lender, either

                          (i)     on or before the date that is (A) five months
before the Maturity Date if the Maturity Date is defined by Section 1.11(a) or
(b), or by Section 1.11(c) under circumstances where Borrower has given Lender not less than 180 days' prior written notice of its intention to prepay the First Note, or (B) forty-five days before a Prepayment Date; or

                          (ii)    as soon as practicable following the Maturity
Date if the Maturity Date is defined by Section 1.11(d) or by Section 1.11(c) under circumstances where Borrower has not given

Lender at least 180 days' prior written notice of its intention to prepay the First Note;

                 or, if Borrower and Lender cannot agree upon the Fair Market Value of the Project within the time given for such agreement under this clause
(a), then the Fair Market Value of the Project

                 (b) shall be determined by a qualified MAI appraiser experienced in the Loma Linda, California market area and selected as follows:

                          (i)     Where Fair Market value is being determined in
connection with the Maturity Date, except in cases where the Maturity Date is defined by Section 1.11(d) or by Section 1.11(c) under circumstances where Borrower has not given Lender at least 180 days' prior written notice of its intention to prepay the First Note, on or before five (5) months before such Maturity Date each party shall appoint a qualified MAI appraiser experienced in the Loma Linda, California market area and shall advise the other party of the choice. On the failure of either party to appoint an appraiser on or before five
(5) months before such Maturity Date the person appointed as appraiser by the other party may appoint a second appraiser to represent the party in default. The two appraisers appointed in either manner shall at once proceed to determine the fair market value of the Project, but if they cannot agree upon the fair market value of the Project they shall, not later than two (2) months before such Maturity Date, appoint a third appraiser and the three appraisers shall proceed at once to determine the fair market value of the Project. The appraisal shall be conducted in California, and a determination signed by any two of the three appraisers shall be binding and conclusive on each party. Borrower and Lender shall each bear the costs and expenses of the appraiser representing such party, and the costs and expenses of the third appraiser, if any, shall be borne equally by Borrower and Lender.

                          (ii)    In cases where Fair Market Value is being
determined in connection with the Maturity Date, and where the Maturity Date is defined by Section 1.11(d) or by Section 1.11(c) under circumstances where Borrower has not given Lender at least 180 days' prior written notice of its intention to prepay the First Note, and in cases where Fair Market Value is being determined in connection with a Prepayment Date, then Lender shall appoint an appraiser experienced in the Loma Linda, California market area who shall at once proceed to determine the fair market value of the Project. Such appraiser's determination shall be binding and conclusive on both Borrower and Lender. The costs and expenses of the appraiser shall be borne equally by Borrower and Lender.

         1.5 "First Note", shall mean that certain promissory note dated 1991, given by Borrower to Guardian Savings and Loan Association in the original principal amount of $6,205,000.00.

         1.6 "First Trust Deed" shall mean that certain Deed of Trust dated _____________________ 1991, creating a lien on the Project, and given by Borrower, as grantor, to Commonwealth Land Title Company, as trustee, for the benefit of Guardian Savings and

Loan Association, as beneficiary to secure Borrower's obligations under the First Note

         1.7 "Gross Receipts" shall mean all amounts whatsoever paid or payable to Borrower from any source and produced or generated by the Project, computed on an accrual basis and in accordance with generally accepted accounting principles consistently applied, and whether produced or generated by virtue of Borrower or any other person's activities or operations thereon, but excluding therefrom:

         (i) amounts held by Borrower, for unearned rent or as security deposits, that are refundable to tenants occupying the Project;

         (ii) and amount, if any, Borrower is required by applicable law to collect from purchasers, in connection with Borrower's sale of goods and services, as sales, excise or gross receipts taxes payable to the State of Oregon.

         1.8 "Interest" or "interest" (whether used in this Note or in instruments securing the indebtedness evidenced by this Note) shall mean both Minimum Interest and Additional Interest.

         1.9 "Loan Agreement" means that certain Loan Agreement dated _____________, 1991, between Borrower and Lender

         1.10 "Loan Documents" shall mean this Note, the Deed of Trust, the Loan Agreement, that certain Assignment of Leases and Rents dated 1991, given by Borrower to Lender, that certain Environmental Indemnity dated ________, 1991, given by Borrower to Lender and that certain Security Agreement dated ___________, 1991, given by Borrower to Lender.

         1.11 "Maturity Date" shall mean the earliest of the following dates:

                 (a)      June 30, 2001;

                 (b) the date on which the obligation evidenced by the First Note is, by its terms, due and payable in full, as such date may be extended from time to time;

                 (c) the date on which the obligation evidenced by the First Note is prepaid in full (whether occurring as the result of acceleration or otherwise);

                 (d) the date on which the principal balance of this Note becomes due and payable by Acceleration of such obligation;

                 (e) the date on which Borrower sells, transfer or conveys all of Borrower's beneficial right, title and interest in the Project, whether to Lender or to a third party. As used herein the terms sell, transfer or convey shall include all of the meanings of the term "Transfer" set forth at
Section 7 of the Deed of Trust.

         1.12 "Minimum Interest" shall mean interested at the rate of ten percent (10%) per annum (based on a 360-day year composed of thirty-day months) from the date of this Note (the "Funding Date"), computed on the unpaid principal sum from time to time outstanding.

         1.13 "Net Sales Price" shall mean the consideration paid or given for the Project, including, without limitation, cash, the fair market value of property exchanged and the amount of any debt assumed by the purchaser, reduced by the amount of reasonable, ordinary and customary seller's expenses of sale actually paid by Borrower.

         1.14 "Prepayment Date" shall mean the date specified by Borrower to Lender in a notice of prepayment given pursuant to Section 3.1 as the day on which Borrower shall make a prepayment of a portion of the principal balance pursuant to Section 3.1 or 3.2.

         1.15 "Project" shall mean that certain 140-unit assisted care living facility, containing approximately 27,687 square feet, consisting of 48 studio units, 90 one-bedroom units and two two-bedroom units supported by common, social, recreational and service areas, located on the Property.

         1.16 "Property" shall mean the real property covered by the Deed of Trust.

         1.17 "Residual Value" of the Project shall mean an amount equal to the remainder obtained by subtracting from the Fair Market Value of the Project (in any case except where the Residual Value is being determined in connection with a sale, transfer or conveyance of all or any portion of Borrower's beneficial title in the Project) or from the Net Sales Price of the Project
(in the case where Residual Value is being determined in connection with a sale, conveyance or transfer of all or any portion of Borrower's beneficial title in the Project), the amount of the then, if any, unpaid principal sum evidenced by (a) the First Note and (b) this Note. If Residual Value is being determined under circumstances where a portion of the principal balance of the First Note has been prepaid before the Maturity Date or Prepayment Date in connection with which Residual Value is being determined, the amount of the unpaid principal sum of the First Note to be subtracted from the Fair Market Value of the Project hereunder shall be determined as if such indebtedness had not been prepaid but had been reduced by payment, to, as applicable, the Maturity Date or Prepayment Date, of the regular amortization payments as provided in the First Note.

         2. Interest Payments. Borrower shall pay to Lender Minimum Interest and Additional Interest as follows:

                 2.1 Minimum Interest. Borrower shall pay Minimum Interest, accruing from the date of this Note through the last day of the month in which this Note is executed and delivered, on the first day of the first full month following the date of this Note. Thereafter, Borrower shall pay Minimum Interest on the first day of each month commencing on the first day of the second full month following the date of this Note and continuing on the first day of each month thereafter until the entire principal balance, and all accrued interest thereon, shall have been paid in full.

                 2.2 Additional Interest. Borrower shall pay Additional Interest, calculated using the percentages stated in Section 2.2.1, for the period commencing the later of the 1st day of the first full month following the date of this Note or May 1, 1992, and ending on the Maturity Date. Borrower shall pay Additional Interest on the twentieth day of each month commencing, as the case may be, on the later of the twentieth day of the second full month following execution of this Note or on June 20, 1992. At the time of making each payment of Additional Interest Borrower shall deliver to Lender a statement which shall be acceptable to Lender in form and substance and which shall show in reasonable detail the Gross Receipts for the preceding calendar month, together with any adjustments required thereto as provided herein, certified by an authorized financial officer of Borrower. The monthly statement of Gross Receipts to be furnished to Lender pursuant to this Section 2.2 shall be in the form attached to this Note as Exhibit A, and provided that such form is used by Borrower, Lender shall not object to and shall be deemed satisfied with the form of statement submitted. If a default exists under this Note, the Deed of Trust or the Loan Agreement, or if Lender is not satisfied with the statement submitted, Lender may inspect and audit Borrower's books and records, upon ten (10) days prior written notice, during ordinary business hours. If such audit shall show a deficiency in any Additional Interest paid for the period covered, the amount thereof shall be paid, together with interest at the default rate specified in
Section 5 and the late payment charge specified in Section 2.4, promptly by Borrower. If such audit shall show any Additional Interest to have been overpaid, the excess shall be applied, at Lender's discretion, on any amounts due to Lender on any subsequent payment of Minimum Interest or Additional Interest. Borrower shall pay the reasonable costs of any such audit.

                 2.2.1 The Additional Interest payable during any month shall equal:

                          (a) the product obtained by multiplying (i) the Gross
Receipts for such month, by (ii) the following percentage applicable during such month, as such percentage may be reduced pursuant to Section 2.3:

         Annual Period            Dates                     Percentage
         -------------            -----                     ----------
              #1          Period commencing May 1,            3.85%
                          1992 and ending April 30, 1993

              #2          May 1, 1993 - April 30, 1994         4.6%

              #3          May 1, 1994 - April 30, 1995         5.4%

              #4          May 1, 1995 - April 30, 1996         6.1%

              #5          May 1, 1996 or thereafter            6.7%

                          (b)     increased each month by an amount equal to
fifty percent (50%) of the Monthly Debt Service Reduction (defined below), or decreased each month by an amount equal to the Monthly Debt Service increase (defined below). As used in this Section 2.2.1, Monthly Debt Service Reduction shall equal, for any month: (i) the monthly debt service that would be payable by Borrower during such month on the First Note if the principal balance of the First Note outstanding on and as of the date of this Note were amortized pursuant to the terms applicable thereto in such instrument ("Original Monthly Debt Service") minus (ii) the lesser of the Original Monthly Debt Service or the monthly debt service actually payable by Borrower during such month on the First Note (the "Actual Debt Service"). As used in this Section 2.2, Monthly Debt Service Increase shall equal, for any month: (i) the Actual Debt Service minus (ii) the lesser of the Actual Debt Service or the Original Debt Service.

                 2.3 Reduction of Additional Interest Payments. If Borrower has made a permitted or mandatory partial prepayment of the principal balance of this Note pursuant to Section 3.1 or 3.2 and, in connection therewith, paid the prepayment premium due pursuant to Section 3.3, then, as of the first day of the first full month following such prepayment date the percentages specified at Section 2.2.1(a) shall be reduced to equal the percentage obtained by multiplying the applicable percentage from Section 2.2.1(a) by a fraction, the numerator of which is the aggregate amount prepaid and the denominator of which is $1,400,000.00.

                 2.4 Addition of Interest to Principal. If any payment received is less than the Interest due on the due date of such payment, or if the Maturity Date of this Note is accelerated upon default or otherwise, the holder of this Note shall have the right at its sole discretion to add all accrued but unpaid Interest to principal.

                 2.5 Late Charge. Borrower shall pay holder, on demand, a "late charge," in the amount of ten percent (10%) of each monthly payment that is not paid within ten (10) days of the due date to cover the extra expense involved in handling delinquent payments.

         3.      Prepayments.

                 3.1 Permitted Prepayments. Borrower may prepay the entire principal balance of this Note at any time. Provided that (a) Borrower has given Lender not less than 180 days advance written notice of prepayment, specifying the proposed date and amount of any such prepayment, (b) Lender consents in writing, within 14 days following Lender's receipt of such notice, to the making of any such prepayment, and (c) Borrower pays Lender the prepayment premium specified in Section 3.3, Borrower may prepay principal, in an amount that reduces the principal balance of this Note to no less than $640,000.00, at any time or from time to time on or before April 30, 1996. Any prepayment of principal must be accompanied by the payment described in Section 3.3 and by payment of all interest accrued to the date of such prepayment. Borrower shall not have the right to make any partial prepayment after April 30, 1996, that would reduce the principal balance of this Note below $640,000.00 or under circumstances where Borrower has not complied with the requirements of this Section 3.1.

                 3.2 Mandatory Prepayments. If Borrower shall pay all or any portion of the principal balance of the First Note before the date on which such payment comes due pursuant to the terms of the instrument or instruments evidencing the First Note, Borrower shall, subject to the limitations on and requirements applicable to partial prepayments stated at Section 3.1, contemporaneously with such payment, pay Lender an amount equal to fifty percent (50%) of the amount paid the holder or holders of the First Note. Any amount paid Lender pursuant to this Section 3.2 shall be applied first to any accrued but unpaid interest as of the date of such payment, second to the prepayment premium due pursuant to Section 3.3 and the balance shall be applied to principal.

                 3.3 Prepayment Premium. Any partial prepayment,of principal required or permitted to be made pursuant to this Note shall be accompanied by a prepayment premium equal to the Residual Value of the Project on the applicable Prepayment Date multiplied by the product obtained by multiplying .5 by a fraction, the numerator of which is the amount of such prepayment and the denominator of which is $1,400,000.00.

                 3.4 Effect of repayment. Any amount prepaid by Borrower shall not affect Borrower's obligation to continue to pay interest as described in Section 2, but the amounts of such payments shall be adjusted based upon the principal balance outstanding following any such prepayment.

   4.      Equity Participation Payment and Other Payments on Maturity Date.

                 4.1 Residual Value Determined On or Before Maturity Date. If Net Sales Price is being used to calculate Residual Value, or if Fair Market value is being used to calculate Residual Value and Fair Market value has been agreed upon by the parties, or determined pursuant to Section 1.4(b), on or before the Maturity Date, then on the Maturity Date Borrower shall immediately pay Lender, without notice, (i) all accrued and unpaid Minimum Interest and Additional Interest, (ii) the whole of the principal sum then remaining unpaid, if any, (iii) any other payment required by any provision of this Note, and
(iv) an Equity Participation Payment equal to fifty percent (50%) (or such lesser percentage determined pursuant to Section 4.4) of the Residual Value of the Project.

                 4.2 Residual Value Determined After Maturity Date. If Fair Market Value is being used to calculate Residual Value and Fair Market Value has not been agreed upon by the parties or determined pursuant to Section 1.4(b) on or before the Maturity Date, then

                          4.2.1    On the Maturity Date Borrower shall
immediately pay to Lender, upon notice of the acceleration, if applicable, but otherwise without notice, (i) the whole of the principal sum then remaining unpaid, if any (ii) all accrued and unpaid Minimum Interest and Additional Interest, (iii) any other payment required by any provision of this Note, and

                          4.2.2    Immediately following the parties' agreement
an Fair Market Value, or no later than 10 days following the date on which Lender gives Borrower notice of the Fair Market Value of the Project, as determined pursuant to Section 1.3(b)(iii), Borrower shall pay Lender an Equity Participation Payment equal to fifty percent (50%) (or such lesser percentage determined pursuant to Section 4.4) of the Residual Value of the Project.

                 4.3 Installment Sale. Where the Maturity Date is determined by a sale, transfer or conveyance of the Project and the Net Sales Price is to be paid in installments, the Equity Participation Payment hereunder shall bear interest at the same rate as applies to that portion of the Net Sales Price payable in installments and the Equity Participation Payment shall be made in installments payable at the time, and over the same period, as installments of the Net Sales Price are due. Borrower shall pay Lender that portion of each and every installment of the Net Sales Price equal to the total Net Sales Price multiplied by a fraction, the numerator of which is the total Equity Participation Payment and the denominator of which is the Net Sales Price. All amounts paid by Borrower to Lender pursuant to this Section 4.3 shall be applied first to accrued interest, and the balance shall be applied to principal. The entire principal amount of the Equity Participation Payment, plus all interest accrued thereon, shall be due or payable an the date that the last payment in respect of the Net Sales Price is due and payable. Borrower shall formally assign to Lender, by documents and instruments in form and substance acceptable to Lender, any security interest given to secure payment of such Net Sales Price and Borrower shall instruct the purchaser in writing to make the portion of the Net Sales Price installment payment payable to Lender hereunder directly to Lender.

                 4.4 Percentage Applicable in Determining Equity Participation Payment. If Borrower has made a permitted or mandatory partial prepayment of the principal balance of this Note pursuant to Section 3.1 or 3.2 and, in connection therewith, paid the prepayment premium due pursuant to
Section 3.3, the percentage of Residual Value used in calculating the Equity Participation Payment due Lender pursuant to Section 4.1 or 4.2 shall equal fifty percent (50%) multiplied by a fraction, the numerator of which is the remainder obtained by subtracting the aggregate amount prepaid pursuant to Sections 3.1 and 3.2 from $1,400,000.00, and the denominator of which is $1,400,000.00.

         5.      Default.

                 5.1 Events of Default. Each of the following shall constitute and Event of Default hereunder:

                          (a)     If for any payment due hereunder the entire
amount due (including principal, interest any applicable premiums and late charges or the Equity Participation Payment) is not paid within ten (10) days of the date upon which notice of default in the making of such payment was given to Borrower, or

                          (b)     If there occurs an Event of Default under the
Deed of Trust, the Loan Agreement or, any other of the Loan Documents (as the term Event of Default is therein defined). Upon the occurrence of an Event of Default, or at any time thereafter, at the option of the legal holder of this Note, the whole of the principal sum then remaining unpaid, together with all interest accrued thereon, shall become immediately due and payable without notice, and the lien or liens given to secure its payment may be foreclosed. Borrower understands and acknowledges that the terms of this Note and the Deed of Trust provide, among other things, (1) that Lender may accelerate the principal of this Note if, without first obtaining Lender's written consent and complying with the other requirements set forth at Section 7 of the Deed of Trust, the Grantor under the Deed of Trust makes certain Transfers (defined in the Deed of Trust), (2) that on the occasion of an Acceleration Borrower shall be and remain obligated hereunder to pay an Equity Participation Payment as provided in Section 4 and (3) Lender may refuse tendered prepayments of the principal balance not permitted by the terms of this Note. Failure to exercise the acceleration or foreclosure option, or any other right the holder may, in the event of default, be entitled to, shall not constitute a waiver of the right to exercise either such option or any other right in the event of a continuing or subsequent default.

                 5.2 Default Charges. At its option Lender may accept delinquent payments. Following any default, due but unpaid interest shall become a part of the principal and shall bear interest at the rate provided in this Note. In addition, Borrower shall pay during the period of default additional interest on the unpaid principal balance (including the amount of any unpaid interest added thereto) at the rate of two percent (2%) per annum. Any such additional interest which has accrued, and late charges, if any, shall be paid at the time of and as a condition precedent to the curing of any default. Lender's acceptance of delinquent payments, any late charge thereon as calculated pursuant to Section
2.5 and/or any additional interest thereon calculated pursuant to this Section 6 shall not constitute a waiver of Lender's right to declare the whole principal sum and all interest accrued thereon immediately due and payable upon or following the occurrence of any subsequent default.

                 5.3 Costs of Default. Borrower shall pay all costs of collection when incurred by Lender, including, but not limited to, reasonable attorneys' fees. Lender is authorized to consult with, employ and pay attorneys upon Borrower's default or upon institution of legal proceedings by or against Lender in connection with this Note or any Loan Document, and Borrower shall reimburse Lender for all of Lender's legal fees and costs in such amount as the court in any such proceeding and on any appeals from any judgment or decree entered therein may adjudge reasonable. Borrower shall pay all other costs incurred by Lender in collecting or attempting to collect any sums due under this Note or protecting or enforcing any rights of Lender under this Note and/or any Loan Document, including, without limitation, Lender's attorneys' fees and costs in such amount as the court in any such proceeding and on any appeals from any judgment or decree entered therein may adjudge reasonable. All such amounts paid by Lender shall have equal priority with, and be secured by, the Deed of Trust and any other loan documents executed concurrently therewith. All such amounts shall bear interest from the date of expenditure until paid at the interest rate provided in this Note.

                 5.4 Waivers. Borrower and all endorsers and all persons liable or to become liable on this Note waive demand, protest and notice of demand, protest and nonpayment and hereby consent to: (i) any and all extensions in the time for making payments under this Note as the Lender, in its sole discretion, may grant from time to time, (ii) the release of all or any part of the Security Property, and (iii) the release of any party liable for payment of the obligations hereunder. Borrower and all endorsers and all persons liable hereto further waive exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note, to any agreement to pay the same, or to any demands secured by the Loan Documents. If the Borrower consists of two or more persons or entities, all of the obligations herein contained shall be considered joint and several obligations of them. All of the obligations herein contained shall be binding upon Borrower and Borrower's distributees, personal representatives, successors and assigns. All obligations of Borrower shall inure to the benefit of the distributees, personal representatives, successors and assigns of Lender. In any action or proceeding to recover any sums herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted.

         6. Governing Law. This Note is made and delivered in Oregon and shall be governed by the laws of the State of Oregon. Time is of the essence of this Note and of each and every provision hereof.

                                           CROSSINGS INTERNATIONAL CORPORATION



                                           By
                                              ---------------------------------
                                           Title
                                                -------------------------------
                                                      "Borrower"

                                   EXHIBIT A

                           Real Property Description


Parcel No. 1, Parcel Map 7277, in the County of San Bernardino, State of California, as per Map Recorded in Book 83 of Parcel Maps, Page(s) 24, in the Office of the County Recorder of said County.

SUBJECT TO the following exceptions set forth in that certain title report issued March 4, 1991, under order numbers 7671-001 and 506404-95 by Commonwealth Land Title Company, San Bernardino, California:

                              NUMBERS 1 THROUGH 7

                                   Exhibit C
                               to Loan Agreement


                                 DEED OF TRUST
                             AND SECURITY AGREEMENT


THIS DEED OF TRUST AND SECURITY AGREEMENT ("Trust Deed" or "Deed of Trust") is made on the ____ day of _________________, 1991 by CROSSINGS INTERNATIONAL CORPORATION, 4303 Ruston Way, Tacoma, Washington 98402 (the "Grantor"), to COMMONWEALTH LAND TITLE COMPANY, 275 West Hospitality Lane, Suite 100, P. 0. Box 5789, San Bernardino, California 92412 (the "Trustee"), for the benefit of CAPITAL CONSULTANTS, INC., AGENT, whose address is 2300 S. W. First Avenue, Portland, Oregon 97201 (the "Beneficiary").


         GRANT IN TRUST.

         Grantor hereby grants, bargains, sells and conveys to the Trustee, IN TRUST, WITH POWER OF SALE and right of entry and possession, all of Grantor's right, title and interest in and to the real property located in the County of San Bernardino, State of California (the "Real Property"), described in EXHIBIT A attached hereto and made a part of this Trust Deed by this reference;

         TOGETHER WITH all rents, issues, profits, payments, royalties, income and other benefits from the Real Property (collectively the "Rents");

         TOGETHER WITH all leasehold estate, right, title and interest of Grantor (as Lessor or Lessee) in and to all leases or subleases covering the Real Property or any portion thereof now or hereafter existing or entered into (the "Leases");

         TOGETHER WITH all right, title and interest of Grantor in and to all options, agreements and contracts for the purchase and sale of all or any part or parts of the Real Property or interests therein;

         TOGETHER WITH all easements, rights-of-way and rights used in connection with the Real Property or as a means of access thereto, and all tenements, hereditament and appurtenances thereof and thereto, and all water and water rights (whether riparian, appropriative or otherwise and whether or not appurtenant) and all water service contracts and licenses now or hereafter relating to or used in connection therewith, all ditch rights, and all shares of stock evidencing any such water or ditch rights;

         TOGETHER WITH any and all buildings and improvements hereafter erected on the Real Property (the "Improvements"), and all materials intended for construction, reconstruction, alteration and repair of the Improvements, all of which materials shall be deemed to be included within the Real Property immediately upon the delivery thereof to the Real Property;

         TOGETHER, WITH all the estate, interest, right, title or other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Grantor now has or may hereafter acquire in the Trust Property (as hereinafter defined), and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Trust Property, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

         The foregoing property is herein referred to as the "Property."


         FIXTURE FILING AND SECURITY AGREEMENT.

         Grantor, as debtor, grants a security interest in the Personal Property (defined below) to Beneficiary, as secured party, pursuant to the Uniform Commercial Code as adopted in Oregon (the "UCC"), on the terms and conditions contained herein except that where any provision hereof is in conflict with the UCC, the UCC shall control. As used herein the term "Personal Property" shall mean any of the following property in which Grantor has an interest: (1) the Property to the extent the same is not encumbered by this Deed of Trust as a first priority real estate lien, (2) all personal property that is used or will be used in the construction of any buildings or improvements on the Real Property; (3) all personal property that is or will be placed on or in the Real Property or improvements; (4) all personal property that is derived from or used in connection with the use, occupancy, or enjoyment of the Real Property or Improvements; (5) all property defined in the Uniform Commercial Code as accounts, equipment, general intangibles, and specifications, contracts, subcontracts, and cost savings in connection with the construction of any buildings or improvements on the Real Property; (6) all bonds, permits, licenses, causes of action, claims, security deposits, advance rental payments, utility deposits, refunds of fees or deposits paid to any governmental authority, refunds of taxes, and refunds of insurance premiums; and (7) all present and future attachments, accessions, amendments, replacements, additions, products, and proceeds of the foregoing.


         SCOPE OF GRANT AND OBLIGATION SECURED.

         The entire estate, real and personal property and interests hereby conveyed, transferred or assigned to Trustee may be referred to herein as the "Trust Property". Until the occurrence of an event of default, Grantor may remain in possession and control of and operate and manage the Trust Property and collect and enjoy the rents, revenues, income, issues and profits therefrom.

         The foregoing grant in trust and grant of security interest is made for the purpose of securing the following obligations, each of which Grantor covenants to pay or perform promptly in accordance with its terms:


Section 1. Payment and Performance.

         1.1 The Note and Other Obligations. Grantor shall pay to Beneficiary promptly when due all indebtedness evidenced by and arising under that certain promissory note given by Grantor to Beneficiary, dated ________, 1991 in the principal amount of ONE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($1,400,000.00) with a maturity date of not later than June 30, 2001 (the "Note"), and all other amounts, payment of which is secured by this Trust Deed including, without limitation, amounts payable by Grantor pursuant to the terms hereof.

         This Deed of Trust also secures the interest that accrues on the Note, and late payment charges and prepayment premiums payable following default and at the time of a judicial or nonjudicial foreclosure sale under the Note. Any modifications, extensions, or renewals of the Note including, without limitation, (i) modifications of the required principal and/or interest payment dates, deferring or accelerating said payment dates in whole or in part, and/or
(ii) modifications, extensions, or renewals at a different rate of interest, shall be secured by this Deed of Trust whether or not any such modification, extension, or renewal is evidenced by a new or additional promissory note or notes.

         1.2 Other Obligations. Grantor shall perform each agreement of the Grantor herein contained or contained in the Note, in that certain Loan Agreement dated between Grantor and Beneficiary (the "Loan Agreement"), that certain Assignment of Leases and Rents dated ________________ given by Grantor to Beneficiary, that certain Environmental Indemnity dated _______________, given by Grantor to Beneficiary, that certain Security Agreement dated ________________, given by Grantor to Beneficiary and/or any and all other documents and instruments executed by the Grantor concurrently herewith or with the Loan Agreement for purposes of evidencing or securing the repayment of the
Note in and performance hereunder or under the Loan Agreement, which documents are incorporated herein by this reference (the "Loan Documents"), and Grantor shall pay each fee, and all costs and expenses payable by Grantor as herein or therein set forth.

         1.3 Effect of Certain Loan Documents; Priority. The Note and this Deed of Trust replace and supersede in their entirety that certain promissory note and deed of trust (the "Superseded Deed of Trust"), each given by Grantor to Beneficiary, and each dated __________________, 1991, and this Deed of Trust, and Lender's rights hereunder, are subject to (and subordinated as provided in) the Subordination Agreement (defined in the Loan Agreement). This Deed of Trust shall be construed to except any representation or warranty, and to excuse Grantor's performance of any obligation, that is inconsistent with any document or instrument given priority over this Deed of Trust by the Subordination Agreement for so long as such document or instrument remains in effect.


Section 2. Maintenance and Preservation of the Property and Personal Property,

         Grantor shall:

         2.1 Keep the Property and the Personal Property in good condition and repair;

         2.2 Except as contemplated by the Loan Agreement, not remove or demolish the Improvements or the Personal Property, provided, however, that Grantor may replace Personal Property that is worn out if Grantor first obtains Beneficiary's written consent to the replacement, which consent shall be given if the replacement is of equal value and utility and Beneficiary receives a first lien or perfected first security interest, as the case may be, in such replacement Personal Property;

         2.3 Complete, restore or replace (collectively the "Restoration") promptly and in good and workmanlike manner, the Improvements or Personal Property that may be damaged or destroyed, such Restoration to be made in accordance with the provisions of Section 6.4;

         2.4 Not commit or permit waste on or of the Property or Personal Property;

         2.5 Do all other acts that from the character or use of the Property or the Personal Property may be reasonably necessary to maintain and preserve its value; and

         2.6 Perform all obligations required to be performed in the Loan Documents and all other obligations of Grantor pertaining to the Property and/or the Personal Property including, without limitation, any and all leases or subleases under which Grantor is or becomes the lessor.

Section 3. Compliance with Governmental and Other Requirements

         Grantor shall promptly comply with, and shall not suffer violations of, any of the following to the extent that it affects or pertains to the Property or the Personal Property, or acts committed or conditions existing thereon: (a) all laws, ordinances, regulations and governmental standards; (b) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (c) all requirements of insurance companies and any bureau or agency that establishes standards of insurability.


Section 4. Taxes and Liens.

         4.1 Payment. Grantor shall pay when due all taxes, assessments levies and charges levied against or imposed on account of the Property, including without limitation any form of assessment, possessory interest tax, commercial rental tax, business license fee, business license tax, levy, charge, penalty, or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement or special assessment district thereof, as against any legal or equitable interest of Grantor in the Property. Grantor shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Except as permitted at Section 7.1, Grantor shall maintain the Property free of any liens having priority over or equal to the interest of Beneficiary under this Trust Deed, except for the lien of taxes and assessments not due and except as otherwise provided in Section 4.2.

         4.2 Right to Contest. Grantor may withhold payment of any tax, assessment, levy, charge or claim in connection with a good faith dispute over obligation to pay, so long as Beneficiary's interest in the Property is not jeopardized. If, as the result of any such contest, the Property is subject to a lien that is not discharged within fifteen (15) days from the date it attached, Grantor shall deposit with Beneficiary cash, a sufficient corporate surety bond or other security satisfactory to Beneficiary in an amount sufficient to discharge the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale under the lien. In any contested proceedings, Grantor will defend itself and Beneficiary and will name Beneficiary as an additional obligee under any surety bond, and Grantor shall satisfy any final adverse judgment promptly, but in any case before enforcement against the Property.

         4.3 Evidence of Payment. Grantor shall promptly furnish evidence of payment of taxes, assessments, levies, charges and claims to Beneficiary on Beneficiary's demand and shall authorize the appropriate county official to deliver to Beneficiary at any time a written statement of the taxes and assessments against the Property.

Section 5.  Representations, Warranties and Covenants of Grantor.

         Grantor represents, warrants and covenants as follows:

         5.1 Title. Grantor holds merchantable fee simple title to the Property, free of all encumbrances other than those set forth in the attached EXHIBIT A (the "Permitted Encumbrances").

         5.2 Defense of Title. Subject to the exceptions noted in Section 5.1, Grantor will forever defend the title against the lawful claims of all persons. If any action or proceeding is commenced that questions Grantor's title or the interest of Beneficiary under this Trust Deed, Grantor shall defend the action at its expense.

         5.3     Hazardous Substances.

                 5.3.1 Grantor's Representations and Warranties. Except as disclosed to Beneficiary in writing before the date of the Superseded Deed of
Trust: (a) to the best of Grantor's knowledge, no asbestos has ever been used in the construction, repair or maintenance of any building, structure or improvement now or heretofore located on the Property; and there is not now, nor has there ever been, any underground storage tank or tanks located on the Property; (b) no Hazardous Substance (defined below) is currently being generated, processed, stored, transported, handled or disposed of on, under, in or from the Property or the groundwater of the Property, (c) neither Grantor nor any other person or entity has ever caused or permitted any Hazardous Substance to be generated, processed, stored, transported, handled or disposed of on, under, in or from the Property or the groundwater of the Property, (d) Grantor has not received any notice of, nor is Grantor aware of, any actual or alleged violation with respect to the Property or the groundwater of the Property, of any federal, state or local statute, ordinance, rule, regulation, or other law pertaining to Hazardous Substances, (e) there is no action or proceeding pending or threatened before, or appealable from, any court, quasi-judicial body or administrative agency relating to Hazardous Substances affecting or, alleged to be affecting the Property or the groundwater of the Property, (f) Grantor will not itself, and will not suffer or permit, the generation, processing, storage, transportation, handling or disposal of, on, under, in or from the Property or the groundwater of the Property of any Hazardous Substance, and (g) Grantor will at all times take all necessary action to insure that the Property and the groundwater of the Property comply with all federal, state and local environmental laws and regulations (including, without limitation, those pertaining to underground storage tanks and to asbestos).

                 5.3.2 Notification. Grantor shall immediately notify Beneficiary should Grantor (a) become aware of the existence of any Hazardous Substance on the Property or in the groundwaters of the Property, (b) receive any notice of, or become aware of, any actual or alleged violation with respect to the Property of any federal, state or local statute, ordinance, rule, regulation, or other law pertaining to Hazardous Substances, (c) become aware of any lien or action with respect to any of the foregoing. Grantor shall deliver to Beneficiary, promptly upon receipt,(i) copies of any documents received from the United States Environmental Protection Agency ("EPA") and/or any state, county or municipal environmental or health agency concerning Grantor's ownership, use or operations upon or in connection with the Property; and (ii) copies of any documents submitted by Grantor to the EPA and/or any state, county or municipal environmental or health agency concerning the Property.

                 5.3.3 Inspection and Remedial Action. Beneficiary is hereby authorized to enter the Property, including the interior of any structures, at reasonable times, and after reasonable notice, for the purpose of inspecting the Property, to ascertain the accuracy of all representations and warranties, and the compliance with all covenants, made in this Section 5.3. Upon Beneficiary's written request (a) Grantor, through professional engineers approved by Beneficiary and at Grantor's cost, shall thoroughly investigate suspected Hazardous Substances contamination of the Property or the ground water of the Property, and (b) Grantor shall forthwith take such remedial action as may be necessary to ensure that there is no Hazardous Substances present on the Property or in the groundwater of the Property in quantities that exceed amounts allowed by applicable law, and that the Property otherwise complies with all federal, state and local environmental laws and regulation (including, without limitation, those pertaining to underground storage tanks and to asbestos), in either case whether or not Grantor was responsible for the existence of the Hazardous Substances on or in the Property or the groundwater of the Property or for such noncompliance. Grantor's obligations under this
Section 5.3 shall arise upon Beneficiary's demand as provided herein, regardless off whether the EPA or any other federal, state or local agency or governmental authority has taken or threatened any action in connection with the presence of any Hazardous Substance on, or release of any Hazardous Substance from, the Property or the groundwater of the Property. If Grantor shall fail promptly to discharge its obligations under this Section 4, Beneficiary may, at its election, but without the obligation to do so, cause such investigation to be made or remedial action to be taken and/or take any and all other actions that Beneficiary may deem necessary or advisable to protect its security for the Loan or to avoid or minimize its liability for the existence of Hazardous Substances on the Property, or in the groundwater of the Property, or for a release thereof from the Property or the groundwater of the Property. All amounts expended by Beneficiary under this Section 4 shall be payable by Grantor to Beneficiary upon demand but shall otherwise be deemed advanced under and pursuant to the terms of the Note, shall accrue interest at the rate specified in the Note and shall be secured by this Deed of Trust and the other Loan Documents.

                 5.3.4 Definition of Hazardous Substance(s). The term "Hazardous Substance" shall mean:

                 (a)      "Hazardous substances", as defined by 40 CFR Part
302;

                 (b)      "Extremely hazardous substance", as defined by 40 CFR
Part 355;

                 (c)      "Toxic chemicals", as defined by 40 CFR Part 372;

                 (d) "Hazardous chemical" as defined by 29 CFR Section 1910.120, to the extent it is included in the employer's written Hazard Communication Program or in Material Safety Data Sheets that are located on site;

                 (e) "Hazardous Waste" as defined by Oregon Administrative Rules Chapter 340, Division 101;

                 (f) Petroleum, including crude oil and any fraction thereof; and

                 (g)      Any material that contains more than 1% of asbestos.

                 5.3.5 Grantor's Personal Liability; Indemnity. Beneficiary has agreed to advance sums under and pursuant to the Note in reliance upon Grantor's representations, warranties and covenants set forth in this Section
5.3. Notwithstanding any other provision of this Deed of Trust, the Loan Documents or applicable law to the contrary, including any such provision purporting to limit Grantor's personal liability to Beneficiary to Grantor's interest in the Property, Grantor shall be personally liable for, and shall defend, indemnify and hold Beneficiary harmless from and against, any and all claims, demands, penalties, fees, liens, damages, losses, expenses or liabilities (including, without limitation, all reasonable attorney's and expert fees and costs incurred by Beneficiary in connection with any of the foregoing, whether incurred before any action is filed, at trial, or on any appeal or petition for review therefrom) (a) resulting from any breach of the representations, warranties or covenants contained in this Section 5.3, or (b) incurred or payable by Beneficiary in connection with the removal of or remedial action concerning any Hazardous Substances on the Property or in the groundwater or the Property, or the release thereof from the Property or the groundwater of the Property (including any such removal or remedial action performed by any governmental authority). Without limiting the generality of the foregoing, the provisions of this Section 5.3.5 shall apply to any such claim, demand, penalty, fee, lien, damage, loss, expense or liability incurred in connection with or arising from (a) the existence of any Hazardous Substance on the Property, and (b) the existence on any other property and any Hazardous Substance attributable to activities or contamination on the Property. Grantor's obligations and liability under this Section 5.3 shall survive repayment of this Note and shall extend to sums in excess of the amount advanced pursuant to the Note.

                 5.3.6. Survival. Grantor's representations, warranties and covenants set forth at this Section 5.3 shall survive any foreclosure or trust deed sale, the repayment of the Note and/or the release of the lien of this Deed of Trust from the Property and the Grantor's transfer of any or all right, title and interest in and to the Property to any party.

         5.4 Due Organization, Authority. Grantor is duly organized, validly existing and in good standing under the laws of Washington, is qualified to do business in California and has power adequate to carry on its business as currently conducted, to own the Property, to make and enter into the Loan Documents and to carry out the transactions contemplated therein.

         5.5 Execution, Delivery and Effect of Loan Documents. The Loan Documents have each been duly authorized, executed and delivered by Grantor, and each is a legal, valid and binding obligation of Grantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the exercise of judicial discretion in accordance with general principles of equity.

         5.6 Other Obligations. Grantor is not in material violation of or in default under any material instruments or obligations relating to Grantor's business, Grantor's assets or the Property. No party has asserted any material claim or default relating to any of Grantor's assets or the Property. The execution and performance of the Loan Documents and the consummation of the transactions contemplated thereby will not result in any material breach of or constitute a material default under, any contract, agreement, document or other instrument to which Grantor is a party or by which Grantor may be bound or affected, and do not and will not violate or contravene any laws to which Grantor is subject; nor do any such instruments impose or contemplate any obligations that are or will be materially inconsistent with the Loan Documents. Grantor has filed all federal, state, county and municipal income tax returns required to have been filed by Grantor and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Grantor. Grantor does not know of any basis for additional assessment with regard to any such tax. No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of the Loan Documents.

         5.7 Legal Actions. There are no material actions, suits or proceedings including, without limitation, any condemnation, insolvency or bankruptcy proceedings, pending or, to the best of Grantor's knowledge and belief, threatened, against or affecting

Grantor, its business or the Property; or investigations, at law or in equity, before or by any court or governmental authority, pending or, to the best of Grantor's knowledge and belief, threatened against or affecting Grantor, Grantor's business or the Property, except actions, suits and proceedings fully covered by insurance and heretofore fully disclosed in writing to Beneficiary or that resolved adversely to Grantor would not have a material, adverse effect on Grantor or the Property. Grantor is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority affecting Grantor or the Property. Furthermore, to the best knowledge and belief of Grantor, there is no basis for any unfavorable decision, ruling or finding by any court or governmental authority which would in any material respect adversely affect the validity or enforceability of the Loan Documents, or the condition (financial or otherwise) or ability of Grantor to meet Grantor's obligations under the Loan Documents.

         5.8 Financial Statements. All statements, financial or otherwise, submitted to Beneficiary in connection with the making of the loan evidenced by the Note are true, correct and complete in all material respects, and all such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (or other basis of accounting practices permitted by Beneficiary) and fairly present the financial condition of the parties or entities covered by such statements as of the date thereof. Since the date thereof, neither Grantor nor any such party or entity has experienced any material, adverse change in its finances, business, operations, affairs or prospects.

         5.9 Adverse Change to Property. No event or series of events has or have intervened or occurred since the date of Grantor's submission of its application for the loan evidenced by the Note that would, either individually or collectively, materially, adversely affect the Property.

         5.10 Compliance With Laws and Private Covenants. The Property complies in all material respects with all applicable laws. Grantor has examined and is familiar with the Permitted Encumbrances and there now exists no material violation thereof. Grantor has no notice that any of the improvements are inconsistent with any easement over the Real Property or encroach upon adjacent property.

         5.11 Independence of the Property. The Real Property is a separate and distinct parcel for tax purposes and is not subject to property taxes and a similar charge against any other land. Grantor has not by act or omission permitted any building or other improvements on property not covered by this Deed of Trust to rely on the property or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such property, building or improvement; and no improvement on the property relies on any property not covered by this Deed of

Trust or any interest therein to fulfill any governmental or municipal requirement. Grantor has not by act or omission impaired the integrity of the property as a single, separate, subdivided zoning lot separate and apart from all other property.

         5.12 Construction and Completion of Improvements. The Improvements are served by electricity, gas, sewer, water, telephone and other utilities required for the present and contemplated uses and operation thereof. Any and all streets, utility lines and off-site improvements, which provide access to the property or are necessary for its present and contemplated uses, have been completed, are serviceable and have been accepted or approved by appropriate governmental bodies.

         5.13 Solvency of Tenants. To the best of Grantor's knowledge and belief, no tenant under any lease of all or any portion of the Property has suffered or incurred any material, adverse change in its finances, business operations, affairs or prospects within the last 180 days.

         5.14 The Leases. The copies of the Leases provided by Grantor to Beneficiary before execution hereof are true, correct and complete and contain all riders, exhibits and amendments thereto. All information Grantor has furnished to Beneficiary concerning each of the Leases and the lessees and sublessees thereunder, including, without limitation, the amount of rent payable thereunder, the amount held by Grantor thereunder as prepaid rent or deposits, and the expiration date thereof, is true, correct and complete in all material respects. The Leases, in the form(s) provided to Beneficiary, are in full force and effect, and unmodified, and are enforceable by Grantor and any successor of Grantor in accordance with their terms against the lessees thereunder. Grantor is not in default under any provision of any of the Leases, nor does there exist any state of facts that with notice, the passage of time, or both, could ripen into a default on the part of Grantor. No lessee under any of the Leases has any claim under any such Lease, including claim of offset, against Grantor, nor any defense to the enforcement thereof in accordance with its terms by Grantor or any successor of Grantor. Grantor has not assigned, hypothecated or pledged the Leases or rents accruing thereunder other than pursuant to the Deed of Trust.


Section 6. Insurance. Condemnation.

         6.1     Maintenance of Insurance. Unless otherwise stated in this
Section 6, no later than the date funds are advanced under the Note, Grantor shall procure and maintain policies of insurance in form and substance satisfactory to Beneficiary as follows:

                 (a) casualty insurance insuring against loss by fire, hazards included within the term "extended coverage," rent loss and such other hazards and casualties as Beneficiary may reasonably consider necessary, on a replacement cost basis, covering all improvement now or hereafter comprising part of the Trust Property in an amount sufficient to avoid application of any coinsurance clause and with loss payable to Beneficiary; and

                 (b) comprehensive broad form general liability insurance, including liability assumed under contract, with coverage satisfactory to Beneficiary, and with aggregate limits for personal injury and property damage of not less than $3,000,000. Such insurance shall cover all risks arising directly or indirectly out of Grantor's activities on, or any condition of, the Property, shall name Beneficiary as a coinsured and shall protect Grantor and Beneficiary against claims of third persons.

         6.2 Insurance Forms and Terms. All policies shall be written in amounts, in form, on terms and with companies satisfactory to Beneficiary. No later than the date Funds are advanced under the Note, Grantor shall deliver to Beneficiary the insurance policies from each insurer or certificates of coverage and certified copies of the policies, if approved by Beneficiary. Each policy shall contain a stipulation that coverage will not be canceled, diminished or substantially altered without a minimum of 30 days' written notice to Beneficiary. At least 30 days before the expiration date of a policy, Grantor shall deliver to Beneficiary a renewal policy in form satisfactory to Beneficiary.

         6.3 Grantor's Report on Insurance. Within 60 days after the close of its fiscal year, Grantor shall furnish to Beneficiary a report on each existing policy of insurance showing:

                 (a)      The name of the insurer;

                 (b)      The risks insured;

                 (c)      The amount of the policy;

                 (d) The property insured, the then current replacement cost of the property (if applicable), and the manner of determining that cost; and

                 (e) The expiration date of the policy. Upon request, Grantor shall have the appraiser of the insurance company determine the replacement cost of the Trust Property.

         6.4 Application of Proceeds. Grantor shall promptly notify Beneficiary of any loss or damage to the Trust Property. Beneficiary may make proof of loss if Grantor fails to do so within 15 days of the casualty. All proceeds of any insurance on the Trust Property shall be paid directly to Beneficiary. Beneficiary shall release such proceeds to Grantor for the repair or replacement of the damaged Trust Property in the manner in which the proceeds of a construction loan are customarily disbursed. Grantor shall repair or replace the damaged or destroyed improvements in a manner satisfactory to Beneficiary. Upon satisfactory proof of expenditure, Beneficiary will pay or reimburse Grantor from the net insurance proceeds for the reasonable cost of repair or restoration. Any proceeds that have not been paid out within 180 days after their receipt and that have not been committed to the repair or restoration of the Trust Property may, at Beneficiary's election, be applied to the Indebtedness. Unless Grantor and Beneficiary otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of installments due under the Note.

         6.5     Condemnation.

                 6.5.1 Taking. Grantor shall promptly notify Beneficiary of any action or proceeding relating to any condemnation or other taking of the Trust Property or any part thereof or any interest therein. Beneficiary shall be entitled, at its option, to commence, appear in, and prosecute in its own name, any action or proceeding, or to make any compromise or settlement in connection with, any eminent domain claim. Unless otherwise directed in writing by Beneficiary, however, Grantor shall appear in and prosecute diligently any such proceeding or action. All condemnation proceeds or damages paid in connection with any condemnation or other taking with respect to the Trust Property (or consideration paid for conveyances in lieu of condemnation) are hereby assigned to Beneficiary.

                 6.5.2 Application of Condemnation Proceeds. If all or any part of the Property is condemned, all net proceeds resulting from such condemnation shall be paid to Beneficiary. Grantor shall execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Beneficiary may require. The term "net proceeds" shall mean the total amount available after payment of all reasonable costs, expenses and attorneys' fees necessarily paid or incurred by Grantor and Beneficiary in connection with the taking by condemnation. If the entire Property is acquired by eminent domain the indebtedness secured hereby shall be due and payable at the time of entry of the final judgment. All proceeds from an eminent domain claim shall be applied by Beneficiary as follows: first, to cure any monetary default by Grantor under the Loan Documents; second, to reduce the indebtedness secured hereby to the extent necessary so that the loan-to-value ratio existing immediately before the taking shall be maintained; and third, the balance, if any, to Grantor. Beneficiary is authorized, at the expense of Grantor, to retain and pay the reasonable costs of professional engineers, appraisers, and other experts (including attorneys) to determine the extent to which its security is impaired following any taking. Beneficiary may pay the engineers, appraisers, and experts from the monies resulting from the eminent domain claim. Sale of all or any part of the Property to a purchaser with the power of eminent domain in the face of a threat or the probability of the exercise of the power shall be treated as a taking by condemnation to which this Section shall apply.

Section 7. Transfer by Grantor.

         Grantor shall not Transfer all or any portion of Grantor's right, title and interest in the Trust Estate to a third party without Beneficiary's prior written consent, which, except as otherwise provided in Section 7, Beneficiary may give or withhold in its sole discretion. The term "Transfer" includes (i) the sale, conveyance, or other transfer (excluding, where applicable, transfers and changes in ownership by devise or descent) of the Property or the Personal Property or any part thereof, or any interest therein, including any leasehold or mortgagee's interest (provided, however, Grantor may replace Collateral which is worn out if Grantor first obtains Beneficiary's written consent to the replacement, which consent shall be given if the replacement is of equal value and utility and Beneficiary receives a first lien or perfected first security interest, as the case may be, in such replacement Collateral), (ii) the divestiture of all or any part of Grantor's title to the Property or Personal Property, or any interest therein, (iii) the sale, conveyance, or other transfer of any stock in Grantor if Grantor is a corporation, or of any partnership interest in Grantor if Grantor is a partnership, (iv) any material change in the allocation of income, profits, or losses between the partners of Grantor if Grantor is a partnership, (v) the mortgage, pledge, or other hypothecation of any stock or partnership interest in Grantor, (vi) the merger or consolidation of Grantor into another corporation or the reorganization of Grantor if Grantor is a corporation, and
(vii) creation of any limited partnership interests in Grantor. Any Transfer (whether to a person with respect to whom consent to Transfer is hereafter given or otherwise) shall be subject to this Deed of Trust and, where appropriate, any transferee shall, upon Beneficiary's request, assume, by a recordable instrument delivered to and satisfactory to Beneficiary, all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Grantor or any maker or guarantor of the Note from any liability thereunder or hereunder.

         7.1 Transfers of 49% or Less Interest. With the prior written consent of Beneficiary, which will nor be unreasonably withheld, Grantor may sell 49% or less of its right, title and interest in the Trust Estate, provided that all of the following conditions occur or are satisfied: (i) the credit of the transferee shall be satisfactory to Beneficiary, (ii) the transferee shall assume full liability for the performance of the Note, this Deed of Trust and the Security Agreement, (iii) all costs and expenses of Beneficiary, including attorneys' fees, incurred in connection with such qualification and assumption shall be paid by Grantor, and (iv) Richard W. Boehlke shall continue at all times to be the chief executive officer of Crossings International Corporation, which continue at all times to be the active manager of the facility covered by this Deed of Trust. Consent to one such transfer shall not be deemed a waiver of the right to require consent to future or successive Transfers.

         7.2 Transfer by Certain Encumbrances. Grantor may encumber the Trust Estate by a mortgage, deed of trust or otherwise with Beneficiary's consent, or may increase the indebtedness secured by any encumbrance to which Beneficiary has consented, provided that, in either such case, Grantor immediately pays to Beneficiary so much of the obligations secured by this Deed of Trust as are equal to fifty percent (50%) of the Excess Indebtedness (defined below). Such payment to be made directly from the proceeds of such funding. As used herein, in "Excess Indebtedness" means the amount by which
(a) such additional indebtedness, or the indebtedness secured by such additional mortgage, deed of trust or other security instrument, together with the indebtedness secured by this Deed of Trust and the First Trust Deed (defined below), as of the date on which such additional indebtedness is advanced or such additional mortgage, deed of trust or other security instrument attaches, exceeds (b) the amount of the indebtedness secured by this Deed of Trust and the First Trust Deed just prior to such attachment. As used in this Deed of Trust the "First Trust Deed" shall mean any deed of trust or other security instrument given by Grantor to the First Lien Lender (as defined in the Loan Agreement) as security for the First Loan (as defined in the Loan Agreement).

         7.3 Transfer in Excess of 49% Interest. Grantor acknowledges that the loan secured by this instrument is personal to Grantor and that in making it Beneficiary has relied on Grantor's credit, development, leasing and management capabilities, Grantor's interest in the Trust Property and financial market conditions at the time this loan is made. If (a) a sale, conveyance, transfer or assignment of greater than 49% of Grantor's right, title and interest in the Trust Estate occurs, even with the prior consent of Beneficiary, and whether to Beneficiary or to a third party, or (b) a sale, conveyance, transfer or assignment of 49% or less of Grantor's right, title and interest in the Trust Estate occurs under circumstances where Grantor has not complied with or satisfied all of the terms and conditions set forth in Section 7.1, or (c) Grantor encumbers the Trust Estate, by a mortgage, deed of trust or other security instrument, without Grantor's prior written consent, or (d) Grantor engages in one of the Transfers described at clauses (iii) through
(vii) of Section 7 without Grantor's prior written consent, or (e) Grantor encumbers the Trust Estate by a mortgage, deed of trust or other security instrument but falls to prepay the indebtedness secured by the Note as required by provisions of Section 7.2, then all of the indebtedness and obligations secured by this Deed of Trust will become immediately due and payable, including but not limited to the Equity Participation Payment (as such term is defined in the Note).

Section 8. Release on Full Performance.

         Upon payment of all of the indebtedness due pursuant to the Note and performance of all of the obligations imposed upon Grantor under this Trust Deed, Beneficiary shall, if requested, execute and deliver to Trustee a suitable Reconveyance of this Trust Deed and suitable statements of termination of any financing statements on file. Upon written request of Beneficiary stating that all sums secured hereby have been paid, surrender of this Trust Deed and the Note to Trustee for cancellation and retention, and payment of its fees, Trustee shall reconvey, without warranty, the Trust Property then held hereunder. The recitals in any reconveyance executed under this Trust Deed of any matters of fact shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."


Section 9. Reports.

         9.1 Default. Grantor will furnish to Beneficiary notice of any default on Grantor's part under any agreement, license, permit, lease, or contract affecting the Trust Property or any portion thereof, or under any loan agreement between Grantor and any other person.

         9.2 Certificates of Lessee(s). Upon request of Beneficiary, and not more often than annually, Grantor will furnish to Beneficiary a certificate from each lessee (if any) of any portion of the Trust Property stating, if true, that the landlord (Grantor) is not in default under such lease, and that rental is current and has not been paid more than thirty (30) days in advance.

         9.3 Leases. Grantor will furnish to Beneficiary upon request, copies of all leases and sale contracts covering or pertaining to any portion of the Trust Property and entered into after the date hereof.


Section 10. Reserves.

         If Grantor has failed promptly to perform its obligations under
Section 4 or Section 6 of this Trust Deed, Beneficiary may require Grantor to maintain with Beneficiary reserves for payment of taxes, assessments and insurance premiums. The reserve shall be created by monthly payments of a sum estimated by Beneficiary to be sufficient to produce, at least fifteen (15) days before due, an amount equal to the taxes, assessments and insurance premiums. If fifteen (15) days before payment is due the reserve is insufficient, Grantor shall pay any deficiency to Beneficiary upon demand. The reserve shall be held by Beneficiary as a general deposit from Grantor and shall constitute a non-interest-bearing debt from Beneficiary to Grantor which Beneficiary may satisfy by payment of the taxes, assessments and/or insurance premiums. Beneficiary shall not hold the reserve in trust for Grantor, and Beneficiary shall not be the agent of Grantor for payment of the taxes, assessments and insurance payments required to be paid by Grantor.


Section 11. Assignment of Leases, Rents, Issues and Profits.

         As part of the consideration for the making of the loan hereby secured, Grantor hereby assigns, transfers and sets over to Beneficiary all leases of any part of the Trust Property, now in effect or hereafter made, and hereby assigns and transfers to Beneficiary all the right of Grantor in and to sale contracts to or affecting any part of or interest in the Property, whether now in effect or hereafter made, and hereby further assigns to Beneficiary all of Grantor's right to receive the rents, issues, profits and sale proceeds (the "Income") reserved or provided by such leases or sale contracts, or paid or payable to Grantor upon a sale, transfer, or other disposition of the Property, or any portion thereof or interest therein; provided, however, that until Grantor shall commit or permit some act of default under the Note, this Trust Deed or any other instrument securing the Note, Grantor may receive, collect and receipt for said Income, not exceeding, however, more than thirty (30) days in advance, paying over to Beneficiary only so much thereof as is required to comply with the obligations resting upon Grantor under and by the terms hereof and of the Note, but in the event that Grantor shall commit or permit any act of default hereunder, then and in that event, and from that time on, said lessees and/or any other party to any such sale agreement are authorized, required and directed to pay the Income thereafter falling due under and by the terms of said agreements or instruments directly to Beneficiary, and Beneficiary is authorized to demand, collect, receive and receipt for such income and apply the moneys so collected, in its discretion, to any or all of the following purposes:

         (a) To the payment of any taxes assessed upon the Trust Property, whether or not the same be delinquent;

         (b) To the payment of any assessments or other governmental charges assessed against the Trust Property, whether or not the same be delinquent;

         (c) To the payment of any insurance premiums paid or incurred by the Beneficiary, or any expenditure which, in the judgment of the Beneficiary, is proper for the care of the Trust Property;

         (d) To the payment of any interest accrued on the Note secured by this Trust Deed;

         (e) To the payment, on account of the principal, of the Note secured by this Trust Deed, whether or not there be any payments on account of principal due at the time and whether or not the Beneficiary has exercised the right secured by this Trust Deed to declare the entire principal due by reason of any default hereunder; and

                 (f) To all other amounts or obligations secured by this Deed of Trust;

and that upon notice and demand Grantor will further transfer and assign to Beneficiary, in form satisfactory to Beneficiary, Grantor's interest in any lease or sale agreement now or hereafter affecting the whole or any part of the Property. Grantor will not assign the whole or any part of the rents, income or profits arising from the Trust Property without the written consent of the Beneficiary and any assignment thereof without such consent shall be void.

Section 12. Events of Default.

         The following shall constitute events of Default:

         12.1 Nonpayment. If for any payment due under the Note or any amount due under this Deed of Trust, the entire amount due (including principal, interest and any applicable premiums and late charges) is not paid within ten (10) days of the date upon which notice of default in the making of such payment was given to Grantor.

         12.2 Other Events of Default. There occurs an Event of Default under the Note or Loan Agreement.

         12.3 Breach of Other Covenant. Grantor fails to perform any other obligation contained in the Note, the Loan Agreement, this Trust Deed or any of the Loan Documents within thirty (30) days after notice from Beneficiary (or Beneficiary's representative) specifying the nature of the default or, if the default cannot be cured within thirty (30) days, failure within such time to commence and pursue with reasonable diligence curative action. No notice of default and opportunity to cure shall be required or given if during the preceding twelve (12) calendar months Beneficiary has already sent a notice to Grantor concerning default in performance of the same obligation.

         12.4 Misinformation. Falsity in any material respect of the representations and warranties given in Section 5 or of any representation, warranty or information furnished to Beneficiary in connection with the Note, the Loan Agreement, this Trust Deed or any Loan Document.

         12.5 Sale or Transfer of Title. The sale, conveyance, transfer, assignment, encumbrance or alienation of the Trust Property or any interest therein, or transfer of title thereof in any manner or way by Grantor except as permitted by Section 7.

         12.6 Bankruptcy. Immediately upon the occurrence of any of the following without any action or notice by Beneficiary, (i) the Grantor, or, if Grantor is a partnership, any general partner or joint venture (collectively the "Parties in Interest") becomes insolvent, makes a transfer in fraud to, or an assignment for the benefit of, creditors, or admits in writing its inability, or is unable, to pay debts as they become due; or (ii) a receiver, custodian, liquidator or trustee is appointed for all or substantially all of the assets of a Party in Interest or for the Property in any proceeding brought by a Part in Interest, or any such receiver or trustee is appointed in any proceeding brought against a Party in Interest or the Property and such appointment is not promptly contested or is not dismissed or discharged within 120 days after such appointment, or a Party in Interest consents or acquiesces in such appointment; or (iii) a Party in Interest files a petition under the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or (iv) a petition against a Party in Interest is filed commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within 120 days after the filing thereof; or (v) any composition, rearrangement, liquidation, extension, reorganization or other relief of debtors now or hereafter existing is requested by a Party in Interest.

         12.7 Adverse Court Action. A court or competent jurisdiction enters a stay order with respect to, assumes custody of or sequesters all or a substantial part of, the Property, or the Property is taken on execution or by other process of law, and such order, custody, sequestration, execution or other process is not dismissed or discharged within 30 days after its occurrence.

         12.8 Certain Taxes. This subsection shall apply to the following state taxes:

                 (a) A specific tax on mortgages, trust deeds, secured indebtedness or any part of the indebtedness secured by this Deed of Trust.

                 (b) A specific tax on the Grantor of property subject to a trust deed which the taxpayer is authorized or required to deduct from payments on the trust deed.

                 (c) A tax on property chargeable against the beneficiary or trustee under a trust deed or holder of the note secured thereby.

                 (d) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by Grantor.

                 If any state tax to which this subsection applies is enacted after the date of this Deed of Trust, an event of default shall occur when such tax becomes due and payable unless Grantor lawfully pays the tax or charge imposed by the state tax on or before such date without causing any resulting economic disadvantage or increase of tax to Beneficiary or Trustee.

         12.9 Default under Other Liens, Agreements, Leases. Default by Grantor under any agreement, license, permit or lease affecting any portion of the Trust Property or under any loan agreement or security instrument between Grantor and, or given by Grantor to, another person and affecting any portion of the Trust Property.

         12.10 Management Change. Failure at any time and for any reason other than the death or incapacity of Richard W. Boehlke, either of Richard W. Boehlke or an entity controlled by Richard W. Boehlke to be the active manager of the assisted living facility covered by this Deed of Trust.

         12.11 Maximum Indebtedness. If at any time the total principal obligation outstanding under the Note, plus the principal amount outstanding under any other obligation secured by the Property, exceeds $7,605,000.00.


Section 13.  Remedies in Case of Default.

         If an event of default shall occur Beneficiary or Trustee, as the case may be, may exercise any of the following rights and remedies, in addition to any other remedies which may be available at law, in equity, or otherwise:

         13.1 Acceleration. Beneficiary may declare the entire principal amount of the Note together with all interest and prepayment penalties to be immediately due and payable.

         13.2 Books and Records. Beneficiary may examine all books, records and contracts of Grantor pertaining to the Trust Property and make such memoranda thereof as may be desired.

         13.3 Receiver. Beneficiary may have a receiver of the Trust Property appointed. Beneficiary (or a Trustee) shall be entitled to the appointment of a receiver as a matter of right whether or not the apparent value of the Trust Property exceeds the amount of the secured indebtedness. Any receiver appointed may serve without bond. Employment by Trustee or Beneficiary shall not disqualify a person from serving as receiver.

         13.4 Possession. Beneficiary may, either through a receiver or as a lender-in-possession, take possession of all or any part of the Trust Property, and Grantor shall peaceably surrender the same.

         13.5 Rents and Revenues. Beneficiary may revoke Grantor's right to collect the income from the Trust Property, and may, either itself or through a receiver, collect the same. To facilitate collection, Beneficiary may notify Grantor's tenants or the other parties to any contract or instrument affecting the Trust Property to pay income directly to it. Beneficiary shall not be deemed to be in possession of the Trust Property solely by reason of exercise of the rights contained in this
Section 13.5. if income is collected by Beneficiary under this Section 13.5, Grantor hereby irrevocably designates Beneficiary as Grantor's attorney-in-fact to endorse instruments received in payment of income due, in respect of any part of the Trust Property, in the name of Grantor and to negotiate such instruments and collect the proceeds thereof.

         13.6 Foreclosure. Beneficiary may foreclose Grantor's interest in all or any part of the Trust Property by judicial procedure.

         13.7 Fixtures and Personal Property. With respect to any fixtures or personal property subject to a security interest in favor of Beneficiary, Beneficiary may exercise any and all of the rights and remedies of a secured party under the UCC.

         13.8 Abandon Security. Beneficiary may abandon any security afforded by this Trust Deed or any other Loan Document by notifying Grantor of Beneficiary's election to do so.

         13.9 Power of Sale. Beneficiary may direct Trustee to, and Trustee shall be empowered to, foreclose the Trust Property by advertisement and exercise of the power of sale under applicable law.

         13.10 Sale of Personal Property; Bid at Public Sale. In exercising its rights and remedies, Beneficiary shall be free to sell all or any part of the Personal Property together or separately, or to sell certain portions of the Personal Property and refrain from selling other portions. Beneficiary shall be entitled to bid at any public sale of all or any portion of the Personal Property.

         13.11 Cumulative Remedies. Election to pursue one remedy shall not exclude resort to any other remedy, and, unless the context otherwise requires, all remedies under this Trust Deed are cumulative and not exclusive. In addition to the specific remedies provided herein, Beneficiary shall have all rights and remedies provided by the law of the State in which the Trust Property is located. An election to cure under Section 16.7 shall neither prejudice the right to declare a default nor constitute a waiver of the breached term or of any of the remedies provided herein. No delay or omission in exercising any right or remedy shall impair that or any other right or remedy or shall be construed to be a waiver of the default.

Section 14. Receiver or Trustee-in-Possession.

         Upon taking possession of all or any part of the Trust Property, a receiver or Trustee or Beneficiary or Beneficiary's representative may:

         14.1 Management. Use, operate, manage, control and conduct business on the Trust Property and make expenditures for such purposes and for maintenance and improvements as in its judgment are necessary.

         14.2    Rents and Revenues.   Collect all rents, revenues, income,
issues and profits from the Trust Property and apply such sums to the expenses of use, operation, management, maintenance and improvement.

         14.3 Work in Progress or Construction. At its option, complete any work in progress or construction in progress on the Trust Property, and in that connection pay bills, borrow funds, employ contractors and make any changes in scope, plans and specifications as it deems appropriate.

         14.4 Additional Indebtedness. If the revenues produced by the Trust Property are insufficient to pay expenses, including, without limitation, any disbursements made by Beneficiary or Trustee pursuant to this Section 15.4, a receiver may borrow, or Beneficiary or Trustee may advance, such sums upon such terms as it deems necessary for the purposes stated in this section, and repayment of such sums shall be secured by this Trust Deed. Amounts borrowed or advanced shall bear interest at a rate equal to the lesser of fifteen percent (15%) per year or the highest rate permitted by applicable law. Amounts borrowed or advanced and interest thereon shall be payable by Grantor to Beneficiary or Trustee on demand.


Section 15. Application of Proceeds.

         All proceeds realized from the exercise of the rights and remedies under Sections 13 and 14 shall be applied as follows:

         15.1 Costs and Expenses. To pay the costs of exercising such rights and remedies, including the costs of any sale, the costs and expenses of any receiver or lender-in-possession, and the costs and expenses provided for in
Section 16.5.

         15.2 Indebtedness. To pay all other amounts owed by Grantor, payment of which is secured by this Trust Deed.

         15.3 Surplus. The surplus, if any, shall be paid to Borrower in accordance with applicable law.

Section 16. General Provisions.

         16.1 Substitute Trustee. In the event of dissolution or resignation of the Trustee, Beneficiary may substitute a trustee(s) to execute the trust hereby created, and the new trustee(s) shall succeed to all of the powers and duties of prior trustee(s).

         16.2 Trust Deed Binding on Successors and Assigns. This Trust Deed shall be binding on and inure to the benefit of the successors and assigns of Grantor, Trustee and Beneficiary. If ownership of Grantor's interest in the Trust Property becomes vested in a person other than Grantor, Beneficiary, without notice to Grantor, may deal with Grantor's successor with reference to this Trust Deed and the Note by way of forbearance or extension without releasing Grantor from the obligations of this Trust Deed or liability under the Note.

         16.3 Indemnity. Grantor shall hold Beneficiary and Trustee harmless from any and all loss and expense, including but not limited to attorneys' fees and court costs, in any suit, action or proceeding brought against Trustee or Beneficiary by a third party resulting from or attributable to (a) Grantor's ownership of the Trust Estate, (b) Grantor's failure to perform any obligation hereunder, under the Note or under any other loan document, (c) Grantor's breach of any representation, warranty or covenant contained herein or in the Note or any Loan Document, (d) Beneficiary's ownership of the Note or (e) Trustee's interest under this Trust Deed, except suits, actions and proceedings based upon a claim that Beneficiary or Trustee improperly entered into the Trust Deed or Note or loaned money thereunder.

         16.4 Notice. Any notice under this Trust Deed shall be in writing. Any notice to be given or document to be delivered under this Trust Deed shall be effective when either delivered in person or deposited as registered or certified mail, postage prepaid, addressed to the party at the address first stated in this Trust Deed; provided that any notice pursuant to exercise of the Trustee's power of sale in the event of default shall be sufficient if such notice complies with all provisions of applicable law pertaining to exercise of such powers of sale. Any party may by notice to the others designate a different address.

         16.5 Expenses and Attorneys' Fees. If Beneficiary or Trustee shall take any action, judicial or otherwise, to enforce the Note or any provision of this Trust Deed or if Beneficiary or Trustee shall be required to appear in any proceeding to protect and maintain the priority of Trustee's title to the Trust Property, Trustee or Beneficiary (or both) shall be entitled to recover from Grantor all expenses which it or they may reasonably incur in taking such action, including but not limited to costs incurred in searching records, the cost of title reports and surveyors' reports, and attorneys' fees, whether incurred in a suit or action or any appeals from a judgment or decree therein or in connection with nonjudicial action. Grantor shall reimburse Beneficiary or

Trustee (or both) for expenses so incurred on demand with interest, at a rate equal to the lesser of fifteen percent (15%) per annum or the highest rate permitted by applicable law, from the date of expenditure until repaid.

         16.7 Beneficiary's Right to Cure. If Grantor fails to perform any obligation required of it under this Trust Deed, Beneficiary may, without notice, take any steps necessary to remedy such failure. Grantor shall reimburse Beneficiary for all amounts expended in so doing on demand with interest, at a rate equal to the lesser of fifteen percent (15%) per annum or the highest rate permitted by applicable law, from the date of expenditure until repaid. Such action by Beneficiary shall not constitute a waiver of the default or any other right or remedy which Beneficiary may have on account of Grantor's default.

         16.8 Applicable Law. This Trust Deed shall be governed by the laws of the State of California.

         16.9 Financial Statements. Grantor will furnish to the Beneficiary on or before ninety (90) days following the end of each fiscal year the current annual fiscal year unaudited balance sheet and statements of income and surplus of Grantor, each prepared by a certified public accountant in accordance with generally accepted accounting principles consistently applied. Grantor also will furnish to Beneficiary such interim financial statements as Beneficiary may reasonably request.

         16.10   Time of Essence. Time is of the essence of this Trust Deed.

         16.11 Headings. The headings to the sections and paragraphs of this Trust Deed are included only for the convenience of the parties and shall not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Trust Deed.

         16.12 Severability. If any provision of this Trust Deed shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Trust Deed, but this Trust Deed shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

         16.13 Entire Agreement. This Trust Deed, the Note and other Loan Documents contain the entire agreement of the parties with respect to the matters covered, and no other previous agreement, statement or promise made by any party to this Trust Deed that is not contained in its terms or in the terms of the Note shall be binding or valid.

         16.14 Right of First Refusal. Should Grantor, during the existence of this Deed of Trust, determine to sell, exchange, transfer or otherwise convey the Trust Property, and should Grantor receive a bona fide offer therefor from a prospective buyer who has no direct or indirect relationship with Grantor, which offer is acceptable to Grantor, then, before making any such sale or any agreement to sell Grantor shall give Beneficiary notice in writing of Grantor's intention to sell to such third party, together with a copy of the said offer, and Beneficiary shall have the exclusive right for a period of twenty (20) days from the date of receiving such written notice to elect to purchase said Property for the amount and upon the terms and conditions set forth in the bona fide offer. If Beneficiary does not elect in writing to purchase the Property in accordance with the foregoing provisions within said twenty-day period, Beneficiary shall be deemed to have consented to the proposed Transfer to such third party on the terms and conditions stated in the bona fide offer, and Grantor may, within ninety (90) days from the date on which said twenty-day period expired, sell the Trust Property to the person making said bona fide offer for the amount and upon the terms and conditions set forth in the offer. If such sale is not consummated within said ninety-day period, then before the Trust Property can be sold or again offered for sale the provisions of this Section 16.14 will apply and Grantor will be required to offer the Trust Property to Beneficiary for the amount and upon the terms and conditions of any further acceptable bona fide offer. In any event, upon the sale of said Property to Beneficiary or to any other person the indebtedness secured by this Deed of Trust will become immediately due and payable as provided in the Note, in the amounts provided in the Note, including but not limited to the Equity Participation Payment (as defined at Sections 4.1 and 4.2 of the Note).

         IN WITNESS WHEREOF, this Trust Deed has been duly executed by Grantor the day and year first hereinabove written.

                                    GRANTOR:

                                    CROSSINGS INTERNATIONAL CORPORATION



                                    By_________________________________
                                    Title______________________________
STATE OF OREGON           )
                          ) ss.
County of Multnomah       )

         On this ___ day of ________________, 19_, before me personally appeared ________________________ who, being duly sworn, did say that he is the ______________________________ of CROSSINGS INTERNATIONAL CORPORATION, and that said instrument was signed on behalf of said corporation by authority of its board of directors; and he acknowledged said instrument to be its voluntary act and deed.


                                    ________________________________________
                                    NOTARY PUBLIC FOR
                                                     -----------------------
                                    My commission Expires:
                                                          ------------------

                         REQUEST FOR FULL RECONVEYANCE

                To be used only when obligations have been paid.

TO:__________________________________________________, Trustee

         The undersigned is the legal owner and holder of all indebtedness secured by the foregoing trust deed. All sums secured by said trust deed have been fully paid and satisfied. You hereby are directed, on payment to you of any sums owing to you under the terms of said trust deed or pursuant to statute, to cancel all evidences of indebtedness secured by said trust deed (which are delivered to you herewith together with said trust deed) and to reconvey, without warranty, to the parties designated by the terms of said trust deed the estate now held by you under the same. Mail reconveyance and documents to
_________________________________________________________.

         DATED:_____________________________, 19__.


                 _____________________________________________
                                  Beneficiary





After recording, please return to:

         Robin B. Parisi, Esq.
         Lane Powell Spears Lubersky
         800 Pacific Building
         520 S.W. Yamhill Street
         Portland, Oregon 97204-1383
                 Telephone (503) 226-6151

                                   Exhibit D
                               to Loan Agreement

                      CONSENT AND SUBORDINATION AGREEMENT

         THIS AGREEMENT is made as of the ___ day ______________ of 1991, between GUARDIAN SAVINGS AND LOAN ASSOCIATION (the "Lender") and CAPITAL CONSULTANTS, INC., Agent ("Capital").

Recitals.

         A. The Lender is beneficiary under that certain Deed of Trust of even date herewith (the "Lender Deed of Trust") whereby a Crossings International Corporation ("Crossings") grants to Lender a lien and security interest in certain real and personal property and fixtures therein described, such real property being located in San Bernardino County, California, and more particularly described in Exhibit A (together with the personal property and fixtures described in the Lender Deed of Trust, the "Property") to secure payment of all indebtedness evidenced by and arising under that certain Promissory Note of even date herewith given by Crossings to Lender in the principal amount of $6,205,000.00 (the "Lender Note"). The obligations evidenced by the Lender Deed of Trust and the Lender Note, and by the other instruments and documents executed by Crossings and delivered to Lender in connection therewith (together, the "Lender Loan Documents"), are herein referred to as the "Lender Secured Obligations". Crossings has, as of the date of this Agreement, acquired all right, title and interest in the Property, subject, however, to the Secured Obligations.

         B. Capital is the beneficiary under that certain Deed of Trust and Security Agreement of even date herewith (the "Capital Deed of Trust") whereby Crossings grants to Capital a lien and security interest in the Property, to secure payment of all indebtedness evidenced by and arising under that certain Promissory Note of even date herewith given by Crossings to Capital in the principal amount of $1,400,000.00 (the "Capital Note"). The Capital Note is being given pursuant to that certain Loan Agreement of even date herewith between Crossings and Capital (the "Capital Loan Agreement"). The obligations evidenced by the Capital Loan Agreement, the Capital Deed of Trust and the Capital Note, and such other instruments and documents executed and delivered by Crossings to Capital in connection therewith (together, the "Capital Loan Documents"), are herein referred to as the "Capital Secured Obligations."

         C. Capital is willing to give value for and to accept the Capital Note notwithstanding that the Capital Secured Obligations shall be subordinate to the Lender Secured Obligations, only if Lender is willing to accord Capital certain rights including the right to cure any default by Crossings in the payment or performance of the Lender Secured Obligations. Lender is willing to grant Capital such right upon, and subject to, the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree:

Agreement.

         1. Consent and Subordination. Lender hereby consents to Crossings' execution and delivery of the Capital Loan Documents. All of Capital's right, title and interest in and to the Property shall be junior, inferior and subordinate to Lender's lien on and security interest in the Property created by Lender Loan Documents. Subject to the provisions of Section 3, Lender may exercise any and all remedies that it may have under the Lender Loan Documents, whether at law or in equity with respect to the Property, free of any interest of Capital. Without limiting the generality of the foregoing, all of Capital's right, title and interest in and to the Property, whether arising under the Capital Deed of Trust or otherwise, may be foreclosed by Lender.

         2. Agreement Controls Priorities. The priorities specified in this Subordination Agreement are applicable, irrespective of the time or order of acquiring title to, or of attachment, recording or perfection of, the liens on and security interests in the Property, as evidenced by the Lender Loan Documents, the Capital Loan Documents and any other document or instrument creating an interest or lien in the Property. The priority specified in this Subordination Agreement shall supersede any conflicting rules under the laws of the State of Colorado.

         3. Notice to Capital and Opportunity to Cure. Simultaneously with sending a default notice to Crossings under the Lender Loan Documents, Lender shall send a copy of such notice to Capital. From and after the giving of such notice to Capital, Capital shall have the same period for remedying any default under the Lender Loan Documents, or for causing the same to be remedied, as is given to Crossings. Lender shall accept performance by or at the instigation of Capital as if the same had been made by Crossings.

         4. Amendment to Lender Loan Documents. Lender shall not, at any time, enter into any amendment, modification, extension, waiver or release of, or affecting, the Lender Loan Documents until Lender shall have first obtained Capital's prior written consent thereto, which consent shall not be unreasonably withheld provided that any such amendment, modification, extension, waiver or release does not materially adversely affect Capital's interests under and pursuant to the Capital Loan Documents. If any amendment, modification, extension, waiver or release of, or affecting, the Lender Loan Documents is made without having first obtained Capital's written consent, then such amendment, modification, extension, waiver or release shall be void.

         5. Notice to Assignees. Each party shall notify its respective transferees or assignees that this Subordination Agreement is in effect. Each party shall notify the other in writing of any such assignment or transfer.

         6. No Waiver. No failure, omission or delay on the part of Lender in exercising any right hereunder, or in taking any action to enforce or collect pursuant to the Lender Loan Documents, shall operate as a waiver of any such right or in any manner prejudice the rights of Lender as they relate to the rights of Capital that are subordinated hereby.

         7. Agreement for Benefit Of Lender. This Subordination Agreement is made for the sole benefit of Lender and its successors and assigns, and no other person or entity is intended to or shall have any rights under this Subordination Agreement, whether as a third party beneficiary, under operation of law or otherwise. Neither Lender or Capital shall have any liability to Crossings for any failure to comply with the terms of this Subordination Agreement.

         8. Costs and Expenses. The prevailing party shall be entitled to recover from the other all reasonable attorneys' fees, costs and expenses (whether incurred at trial, on any appeal therefrom or in connection with any petition for review), incurred in the enforcement of this Agreement, said amount or amounts to be set by the court before which the matter is heard.

         9. Successors and Assigns. This Agreement shall be binding upon the parties and their successors, assigns and other legal representatives, and shall inure to the benefit of the parties and their successors, assigns and other legal representatives.

         10. Modifications. No provision of this Agreement shall be modified or limited, except by a written agreement signed by the parties, nor shall any provision be modified or limited by course of conduct or usage of trade.

         11. Notices. Any notice or demand upon Capital or the Bank shall be deemed to be sufficiently given or served if it is in writing and personally served, or in lieu of personal service, mailed by first class, certified mail, postage prepaid, addressed to Capital or Lender, as the case may be, at the following address:

         If to Capital:           Capital Consultants, Inc., Agent
                                  2300 S.W. First Avenue
                                  Portland, OR 97201
                                  Attn: Jeffrey L. Grayson, President

         With copy to:            Lane Powell Spears Lubersky
                                  520 S.W. Yamhill Street
                                  Suite 800
                                  Portland, OR 97204
                                  Attn: Robin B. Parisi, Esq.

         If to Lender:            Guardian Savings and Loan Association
                                  17811 Beach Blvd., 15th Floor
                                  Huntington Beach, CA 92677
                                  Attn:  President

         Any notice or demand so mailed shall be deemed received on the date of actual receipt, or on the third business day following mailing, whichever first occurs.

         13. Counterparts. This Subordination Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                                    CAPITAL CONSULTANTS, INC., Agent


                                    By
                                      ------------------------------------
                                    Title
                                        ---------------------------------

                                                   "Capital"

                                    GUARDIAN SAVINGS AND LOAN ASSOCIATION


                                    By
                                      -------------------------------------
                                    Title
                                         ----------------------------------

                                                      "Lender"

STATE OF OREGON     )
                    ) ss.
County of Multnomah )

         On this ____ day of ____________________, 19__, before me personally appeared _____________________________________________ who, being duly sworn, did say that he/she is the _________________________ of CAPITAL CONSULTANTS, INC., Agent, and that said instrument was signed on behalf of said corporation by authority of its board of directors; and he/she acknowledged said instrument to be its voluntary act and deed.



                                        ---------------------------------------
                                        NOTARY PUBLIC FOR
                                                          ---------------------
                                        My commission Expires:
                                                              -----------------

STATE OF_______________________)
                               ) ss.
County of______________________)

         On this ___ day of ________________, 19__, before me personally appeared ____________________________ who, being duly sworn, did say that he/she is the ___________________________ of GUARDIAN SAVINGS AND LOAN ASSOCIATION ASSOCIATION, and that said instrument was signed on behalf of said financial institution by authority of its board of directors; and he/she acknowledged said instrument to be its voluntary act and deed.


                                        ---------------------------------------
                                        NOTARY PUBLIC FOR
                                                         ----------------------
                                        My Commission Expires:
                                                              -----------------

                                   EXHIBIT A

                           Real Property Description


Parcel No. 1, Parcel Map No. 7277, in the County of San Bernardino, State of California, as per Map Recorded in Book 83 of Parcel Maps, Page(s) 24, in the Office of the County Recorder of said County.